EXHIBIT 10.3



                           LOAN AND SECURITY AGREEMENT

                          Dated as of October 24, 2002


                                      Among



                             FSQC FUNDING CO., LLC,
                                  as Borrower,


                            the Lenders party hereto,


                       DRESDNER KLEINWORT WASSERSTEIN LLC,
           as Co-Program Manager, Syndication Agent and Lead Arranger


                         HEALTHCARE FINANCE GROUP, INC.,
                              as Co-Program Manager


                                       and


                               HFG HEALTHCO-4 LLC,
                               as Collateral Agent

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.   COMMITMENT; REVOLVING LOAN
             Section 1.01.  Commitments........................................1
             Section 1.02.  Revolving Loans....................................2
             Section 1.03.  Notice of Borrowing................................2
             Section 1.04.  Termination and Reduction of the Commitments.......3
             Section 1.05.  Interest...........................................3
             Section 1.06.  Fees    ...........................................4
             Section 1.07.  Prepayments of Revolving Loans.....................4
             Section 1.08.  Procedures for Payment; Evidence of Debt ..........5
             Section 1.09.  Taxes   ...........................................6
             Section 1.10.  Indemnities........................................6
             Section 1.11.  Increased Costs....................................8
             Section 1.12.  Break Funding Payments.............................9
             Section 1.13.  Telephonic Notice..................................9
             Section 1.14.  Maximum Interest...................................9
             Section 1.15.  Computation of Interest and Fees..................10

ARTICLE II.  COLLECTION AND DISTRIBUTION
             Section 2.01.  Collections on the Receivables....................10
             Section 2.02.  Distributions.....................................10
             Section 2.03.  Distribution of Funds at the Maturity Date or
                              Upon an Event of Default........................11
             Section 2.04.  Distributions to the Borrower Generally...........11

ARTICLE III. REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF DEFAULT
             Section 3.01.  Representations and Warranties; Covenants.........11
             Section 3.02.  Events of Default; Remedies.......................11
             Section 3.03.  Attorney-in-Fact..................................12

ARTICLE IV.  SECURITY
             Section 4.01.  Grant of Security Interest........................12

ARTICLE V.   MISCELLANEOUS
             Section 5.01.  Amendments, Waivers...............................13
             Section 5.02.  Notices, etc......................................13
             Section 5.03.  Assignability; Participations.....................14
             Section 5.04.  Further Assurances................................16
             Section 5.05.  Costs and Expenses; Collection Costs..............16
             Section 5.06.  Confidentiality...................................17
             Section 5.07.  Term and Termination; Early Termination Fee.......17

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                                                                            Page

             Section 5.08.  No Liability; No Fiduciary Duty...................18
             Section 5.09.  Entire Agreement; Severability....................19
             Section 5.10.  Governing Law.....................................19
             Section 5.11.  Waiver of Jury Trial, Jurisdiction and Venue .....19
             Section 5.12.  Execution in Counterparts.........................20
             Section 5.13.  No Proceedings....................................20

ARTICLE VI.  AGENTS


EXHIBITS
--------
Exhibit I           Definitions
Exhibit II          Conditions of Revolving Loans
Exhibit III         Representations and Warranties
Exhibit IV          Covenants
Exhibit V           Events of Default
Exhibit VI          Eligibility Criteria
Exhibit VII-A       Form of Borrowing Base Certificate
Exhibit VII-B       Form of Borrower's Certificate
Exhibit VIII        Form of Depositary Agreement
Exhibit IX-A        Form of Opinion of Counsel
Exhibit IX-B        Form of Opinion of Counsel
Exhibit X           Form of Assignment of Contracts
Exhibit XI          Form of Government Depositary Agreement


SCHEDULES
---------
Schedule I          Addresses for Notices
Schedule II         Credit and Collection Policy
Schedule III        Disclosures
Schedule IV         Lockbox Information
Schedule V          Net Value Factors


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         LOAN AND SECURITY  AGREEMENT,  dated as of October 24, 2002, among FSQC
FUNDING CO., LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, the "Borrower"), the LENDERS party hereto, DRESDNER KLEINWORT WASSERSTEIN LLC, a Delaware limited liability company, as a Program Manager, Lead Arranger and Syndication Agent, HEALTHCARE FINANCE GROUP, INC., a Delaware corporation, as a Program Manager, and HFG HEALTHCO-4 LLC, a Delaware limited liability company, as Collateral Agent.

         Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References herein, and in the Exhibits and Schedules hereto, to the "Agreement" refer to this Agreement, as amended, restated, modified or supplemented from time to time in accordance with its terms (this "Agreement").

         The Borrower (i) is a limited liability company owned by the Providers,
(ii) has acquired and will acquire healthcare receivables from the Providers by purchase or contribution to the capital of the Borrower pursuant to the RPTA, as determined from time to time by the Borrower and the Providers, and (iii) wishes to borrow funds from the Lenders on a continuing and revolving basis secured by all of its assets, including the healthcare receivables acquired from the Providers.

         The Lenders are, severally and not jointly, prepared to make revolving loans secured by the Borrower's assets, including such healthcare receivables on the terms and subject to the conditions set forth herein.

                  Accordingly, the parties agree as follows:


                                   ARTICLE I.
                           COMMITMENT; REVOLVING LOANS

         Section 1.01. Commitments. Subject to and upon the terms and conditions herein set forth, each Lender, severally and not jointly, agrees to make Revolving Loans to the Borrower, on any Funding Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Commitment as set forth under its name on the signature pages hereto or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as such Revolving Commitment may be increased or reduced from time to time in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the aggregate principal amount of Revolving Loans outstanding at any time to the Borrower shall not exceed the lesser of (i) the Total Revolving Commitment and (ii) the Borrowing Base minus Accrued Amounts as of such time (the lesser of (i) and (ii) being the "Borrowing Limit").

         (a) Subject to the foregoing and within the foregoing limits, the Borrower may borrow, repay (without premium or penalty) and reborrow Revolving Loans, on and after the date hereof through, but not including, the Maturity Date, subject to the terms, provisions and limitations set forth herein and in
Exhibit  II hereof,  including,  without  limitation,  the  requirement  that no

Revolving Loan shall be made hereunder if after giving effect thereto the sum of the aggregate principal amount of the Revolving Loans outstanding hereunder would exceed the Borrowing Limit.

         (b) So long as no Default or Event of Default then exists or would result therefrom, the Borrower may request by Written Notice to the Program Manager, and the Program Manager and the Lenders may approve, in their sole discretion, an increase in the Total Revolving Commitment by an amount equal to $5,000,000 or an integral multiple thereof up to a maximum of $25,000,000. If the Program Manager and the Lenders approve such request, then the Program Manager shall request that the Syndication Agent use its best efforts to arrange for a further syndication of the additional commitments to the Lenders or other Persons reasonably satisfactory to the Borrower. No Lender shall be required to participate in any of the additional commitments. The Borrower shall, upon the effective date of any such increase, pay to the Syndication Agent and to the Lenders or other Persons agreeing to such additional commitments such fees as shall be agreed upon by the Syndication Agent, such Lenders or such other Persons, as the case may be, and the Borrower.

         Section 1.02. Revolving Loans. The Revolving Loans made by the Lenders on any Funding Date shall be made by the Lenders ratably in accordance with their respective Revolving Commitments and shall be in a minimum amount of $500,000 and in an aggregate amount that is an integral multiple of $250,000; provided that a Revolving Loan may be in an aggregate amount that is equal to the entire unused balance of the Borrowing Limit.

         (a) Each Lender at its option may make any Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement.

         (b) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed Funding Date thereof by wire transfer of immediately available funds by 12:00 noon, (New York City time) to the account of the Program Manager most recently designated by it for such purpose by notice to the Lenders. The Program Manager will make such Revolving Loans available to the Borrower by promptly transferring the amount so received, in like funds, to the Borrower Account. The failure of any Lender to make any Revolving Loan or portion thereof required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Revolving Loans as required.

         Section 1.03. Notice of Borrowing. Whenever the Borrower desires a Revolving Loan be made, the Borrower shall give the Program Manager, not later than (x) 10:00 a.m. (New York City time) two Business Days prior to the proposed Funding Date of a LIBOR Loan and (y) 11:00 a.m. (New York City time) on the proposed Funding Date of a Market Rate Loan or a Prime Rate Loan, written notice, or telephonic notice from an Authorized Representative confirmed promptly by a Written Notice (which notice, in each case, shall be irrevocable) of its desire to make a borrowing of a Revolving Loan. Each notice of borrowing under this Section 1.03 shall (i) be signed by the Borrower, (ii) be substantially in the form of Exhibit VII-B hereto (each, a "Borrower's

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Certificate"),  (iii) specify the proposed  Funding Date (which in each instance shall be a Business Day), (iv) specify the aggregate amount of the Revolving Loan being requested, (v) specify whether such Revolving Loan is to be a Market Rate Loan, a LIBOR Loan or a Prime Rate Loan, (vi) specify the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period" and (vii) be accompanied by a Borrowing Base Certificate dated as of such date. If no Interest Period is specified, then the Borrower shall be deemed to have selected an Interest Period of one month's duration in the case of a LIBOR Loan or a Prime Rate Loan and one day in the case of a Market Rate Loan.

         Promptly following receipt of a Borrower's Certificate in accordance with this Section, the Program Manager shall advise each applicable Lender of the details thereof and of the amount of such Lender's portion of the requested Revolving Loan.

         Section 1.04. Termination and Reduction of the Commitments. On the Maturity Date, the Revolving Commitments shall terminate automatically and the outstanding balance of each Revolving Loan shall become due and payable in full.

         (a) The  Borrower  may at any time  terminate  in  whole,  pursuant  to
Section 5.07(c), or from time to time reduce in part, the Total Revolving Commitment, ratably among the Lenders in accordance with the amounts of their Revolving Commitments; provided, however, that the Total Revolving Commitment shall not be reduced at any time to an amount less than the Revolving Loans outstanding at such time. Each partial reduction of the Total Revolving Commitment shall be in a minimum $1,000,000 or an integral multiple of $500,000 in excess thereof.

         (b) The Borrower shall provide the Program Manager with Written Notice (which shall be irrevocable) of any election to terminate or reduce the Total Revolving Commitment under paragraph (b) of this Section at least five Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Program Manager shall advise the Lenders of the contents thereof.

         (c) On the effective date of such decrease, the Borrower shall pay to each Lender, through the Program Manager, (i) the Non-Utilization Fee due and owing through and including the date of such termination or reduction on the amount of the Revolving Commitment of such Lender so terminated or reduced, and
(ii) the Early Termination Fee, if any, required to be paid pursuant to Section 5.07(d).

         Section 1.05. Interest. Subject to the provisions of Section 1.05(e) and (f) hereof, each Market Rate Loan shall bear interest at a rate per annum equal to the Market Rate plus 3.60%.

         (a) Subject to the provisions of Section 1.05(e) and (f) hereof, each LIBOR Loan shall bear interest at a rate per annum equal to LIBOR plus 3.60%.

         (b) Subject to the provisions of Section 1.05(e) and (f) hereof, each Prime Rate Loan shall bear interest at a rate per annum equal to the Prime Rate plus 2.00%.

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
         (c) The Borrower shall pay interest on the average daily Outstanding Balance during the prior Month (i) on the first Business Day of each Month, and
(ii) on the Maturity Date (whether by acceleration or otherwise).

         (d) Notwithstanding anything to the contrary contained herein, while any Event of Default is continuing, each Outstanding Balance shall bear interest at a rate per annum equal to 4.00% in excess of the rate then otherwise applicable pursuant to paragraph (a) of this Section. Interest accrued pursuant to this paragraph (b) shall be payable on demand.

         (e) The Program Manager shall determine the interest rate applicable to the Revolving Loans and shall promptly advise the Borrower and the Lenders thereof.

         (f) The Borrower shall have the right at any time upon prior irrevocable Written Notice to the Program Manager given in the manner and at the times specified in Section 1.03 hereof to convert or continue all or any portion of any Revolving Loan as a LIBOR Loan, a Market Rate Loan or a Prime Rate Loan for any permissible Interest Period, subject to the terms and conditions of this Agreement, including without limitation Section 1.02(a). If the Borrower fails to deliver a timely notice to convert or continue any Revolving Loan, the Borrower shall be deemed to have elected to convert or continue, as the case may be, such Revolving Loan as a LIBOR Loan.

         Section 1.06. Fees. The Borrower shall pay to the Program Manager, for the account of each Lender, a fee (the "Non-Utilization Fee") equal to 0.40% per annum on the average amount, calculated on a daily basis, by which the Revolving Commitment of such Lender exceeded the Revolving Loans made by such Lender during the period from and including the Initial Funding Date to but excluding the date on which such Revolving Commitment terminates. Accrued Non- Utilization Fees shall be payable in arrears on (i) the first Business Day of each Month, commencing November 1, 2002, (ii) on the date of any reduction of the Revolving Commitments pursuant to this Agreement, including without limitation Sections
1.04 and 5.07(c) and (iii) on the Maturity Date.

         (a) The Borrower shall pay to the to the Program Manager, for the account of the Master Servicer, a fee (the "Collateral Tracking Fee") equal to $25,000 per annum, which fee shall be due and payable in advance, on the Initial Funding Date and on the first Business Day of each Month thereafter.

         (b) The Borrower shall pay to the Lead Arranger, for its own account, fees in the amounts and at the times separately agreed upon in writing between the Borrower and the Lead Arranger.

         Section 1.07. Prepayments of Revolving Loans. The Borrower may, on any Funding Date, prepay any Revolving Loan, in whole or in part, without penalty (except as otherwise provided herein); provided, however, that the Borrower shall provide the Program Manager with at least five Business Days' prior Written Notice (which notice shall be irrevocable) to the extent such reduction shall be more than the greater of (i) $3,000,000 or (ii) 20% of the then aggregate

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
outstanding principal amount of all Revolving Loans. Promptly following receipt of any such notice, the Program Manager shall advise the Lenders of the contents thereof.

         (a) If at any time the aggregate outstanding principal amount of all Revolving Loans exceeds the Borrowing Limit at such time, the Borrower shall promptly, in accordance with Article II hereof, eliminate such excess by paying an amount equal to such excess until such excess is eliminated in full.

         (b) All prepayments hereunder shall be accompanied by accrued interest to the extent required by Section 1.05.

         Section 1.08. Procedures for Payment; Evidence of Debt . Each payment required to be made hereunder by Borrower (whether of principal, interest, fees or otherwise) shall be made not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States of America to the Lender without counterclaim, offset, claim or recoupment of any kind. All such payments shall be made to the Program Manager at the offices of Healthcare Finance Group, Inc. at 110 Wall Street, New York, New York 10005 with a notification copy to Dresdner Kleinwort Wasserstein LLC at 75 Wall Street, New York, New York 10005, and the Program Manager shall distribute any such payments received by it in accordance with Article II hereof.

         (a) Whenever any payment to be made hereunder or under any other Document shall be stated to be due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Program Manager shall maintain accounts in which it shall record the amount of each Revolving Loan made hereunder, the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and the amount of any sum received or applied by the Program Manager pursuant to Article II for the account of the Lenders and each Lender's share thereof.

         (c) The entries made in the accounts  maintained  pursuant to paragraph
(c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Program Manager to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans in accordance with the terms of this Agreement.

         Section 1.09. Taxes. Any and all payments required to be made by or on account of the Borrower hereunder (whether of principal, interest, fees or otherwise) shall be made free and clear of, and without deduction for, any present or future withholding or other taxes, duties or charges of any nature imposed on such payments or prepayments by or on behalf of any Governmental Entity thereof or therein, except for Excluded Taxes. If any such taxes, duties or charges are so levied or

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
imposed on any payment to any Lender, the Borrower will make additional payments in such amounts as may be necessary so that the net amount received by such Lender, after withholding or deduction for or on account of all taxes, duties or charges, including deductions applicable to additional sums payable under this Section, will be equal to the amount provided for herein. Whenever any taxes, duties or charges are payable by the Borrower with respect to any payments hereunder, the Borrower shall furnish promptly to the Program Manager information, including certified copies of official receipts (to the extent that the relevant governmental authority delivers such receipts), evidencing payment of any such taxes, duties or charges so withheld or deducted. If the Borrower fails to pay any such taxes, duties or charges when due to the appropriate taxing authority or fails to remit to the Program Manager the required information evidencing payment of any such taxes, duties or charges so withheld or deducted, the Borrower shall indemnify the Lenders for any incremental taxes, duties, charges, interest or penalties that may become payable by any Lender as a result of any such failure.

         (a) Notwithstanding anything to the contrary contained in this Agreement, the Borrower agrees to pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributable to any payment made hereunder or from the execution, delivery of, or otherwise with respect to, this Agreement or any other Documents and any and all recording fees relating to any Documents securing any Lender Debt ("Other Taxes").

         (b) The Borrower shall indemnify each Lender for the full amount of any taxes, duties or charges other than Excluded Taxes (including, without limitation, any taxes other than Excluded Taxes imposed by any jurisdiction on amounts payable under this Section) duly paid or payable by such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments due under this Section shall be made within 30 days after written demand therefor.

         (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of principal and interest hereunder.

         Section 1.10. Indemnities. The Borrower hereby agrees to indemnify the Program Manager, the Syndication Agent, the Lead Arranger and each Lender on demand against any loss or expense which such Program Manager, Syndication Agent, Lead Arranger, Lender or branch or Affiliate of such Person may sustain or incur as a consequence of: (i) any default in payment or prepayment of the principal amount of any Revolving Loan or any portion thereof made to it or any portion thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise);
(ii) the effect of the occurrence of any Event of Default upon any Revolving Loan made to it or any portion thereof; (iii) the payment or prepayment of the principal amount of any Revolving Loan made to it or any portion thereof, on any day other than a Funding Date; or (iv) the failure by the Borrower to accept a Revolving Loan after it has requested such borrowing; in each case including, but not limited to, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Revolving Loan or any portion thereof. The Lender shall provide to the Borrower a

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statement,  supported when  applicable by documentary  evidence,  explaining the amount of any such loss or expense it incurs, which statement shall be conclusive absent manifest error.

         (a) The Borrower hereby agrees to indemnify and hold harmless each Lender, the Program Manager, the Master Servicer, the Syndication Agent, the Lead Arranger, the Collateral Agent and their respective Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of their respective Affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or
Section 20(a) of The Securities Exchange Act of 1934, as amended (each, an "Indemnified Party"), from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such Indemnified Party with respect to or arising out of the commitments hereunder to make Revolving Loans, or the financings contemplated hereby, the other Documents, the
Collateral (including, without limitation, the use thereof by any of such Persons or any other Person, the execution and delivery of this Agreement or any agreement or instrument contemplated hereby, the exercise by any Indemnified Party of rights and remedies or any power of attorney with respect thereto, and any action or inaction of any Indemnified Party under and in accordance with any Documents), the use of proceeds of any financial accommodations provided hereunder, any investigation, litigation or other proceeding (brought or threatened) relating thereto, or the role of any such Person or Persons in connection with the foregoing, whether or not they or any other Indemnified Party is named as a party to any legal action or proceeding ("Claims"). The Borrower will not, however, be responsible to any Indemnified Party hereunder for any Claims to the extent that a court having jurisdiction shall have determined by a final nonappealable judgment that any such Claim shall have arisen out of or resulted from (a)(i) actions taken or omitted to be taken by such Indemnified Party by reason of the bad faith, willful misconduct or gross negligence of any Indemnified Party, or (ii) in violation of any law or regulation applicable to such Indemnified Party (except to the extent that such violation is attributable to any breach of any representation, warranty or agreement by or on behalf of the Borrower, any Provider or any of their respective designees, in each case, as determined by a final nonappealable decision of a court of competent jurisdiction), or (b) a successful claim by any Provider against such Indemnified Party ("Excluded Claims"). The Indemnified Party shall give the Borrower prompt Written Notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Program Manager, as an Indemnified Party shall be permitted hereunder to select counsel to defend such Claim at the expense of the Borrower and, if such Indemnified Party shall decide to do so, then all such Indemnified Parties shall select the same counsel to defend such Indemnified Parties with respect to such Claim; provided, however, that if any such Indemnified Party shall in its reasonable opinion consider that the retention of one joint counsel as aforesaid shall result in a conflict of interest, such Indemnified Party may, at the expense of the Borrower, select its own counsel to defend such Indemnified Party with respect to such Claim. The Indemnified Parties and the Borrower and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom.

         (b) To the extent that the Borrower fails to pay any amount required to be paid by it to the Program Manager under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Program Manager such Lender's pro rata share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount;
provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred or asserted against the Program Manager in its capacity as such.

         (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Documents or any agreement or instrument contemplated hereby or thereby, the financings contemplated hereunder or thereunder, any Revolving Loan or the use of the proceeds thereof.

         Section 1.11. Increased Costs. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in LIBOR); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Revolving Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or main taining any Revolving Loan (or of maintaining its obligation to make any such Revolving Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise with respect to its Revolving Loans), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. If the Borrower determines in good faith that such additional amount or amounts are unreasonable, the Borrower may terminate this Agreement upon payment in full of such additional amount or amounts and all amounts payable pursuant to Section 5.07 other than the Early Termination Fee.

         (a) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Revolving Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered. If the Borrower determines in good faith that such additional amount or amounts are unreasonable, the Borrower may terminate this Agreement upon payment in full of such additional amount or amounts and all amounts payable pursuant to Section
5.07 other than the Early Termination Fee.

         (b) A certificate of a Lender setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

         Section 1.12. Break Funding Payments. In the event of (a) the payment of any principal of any Revolving Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default) or (b) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         Section  1.13.  Telephonic  Notice.  Without  in any way  limiting  the
Borrower's obligation to confirm in writing any telephonic notice of a borrowing, the Program Manager may act without liability upon the basis of telephonic notice believed by the Program Manager in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation.

         Section 1.14. Maximum Interest. No provision of this Agreement shall require the payment to any Lender or permit the collection by any Lender of interest in excess of the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to the Lender Debt and binding on such Lender (such maximum rate being such Lender's "Maximum Permissible Rate").

         (a) If the amount of interest (computed without giving effect to this Section) payable on the first Business Day of each Month in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at a Lender's Maximum Permissible Rate, the amount of interest payable to such Lender on such date in respect of such period shall be computed at such Lender's Maximum Permissible Rate.

         (b) If at any time and from time to time: (i) the amount of interest payable to any Lender on the first Business Day of each Month shall be computed at the Maximum Permissible Rate pursuant to the preceding subsection (b); and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Maximum Permissible Rate, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Maximum Permissible Rate until the amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to the preceding subsection (b).

         Section 1.15. Computation of Interest and Fees. All interest, fees and other amounts calculated by the Program Manager hereunder or under any other Document shall be computed on the basis of actual days elapsed (including the first day but excluding the last day) over a 360-day year.


                                   ARTICLE II.
                           COLLECTION AND DISTRIBUTION

         Section 2.01. Collections on the Receivables. The Collateral Agent, for the benefit of the Lenders, shall be entitled with respect to all Receivables,
(i) to receive and to hold as collateral all Receivables and all Collections on Receivables in accordance with the terms of the Depositary Agreement, and (ii) to have and to exercise any and all rights (x) to collect, record, track and, during the continuance of an Event of Default, take all actions to obtain Collections with respect to all Receivables payable by non-Governmental Entities, and (y) to the extent permitted by law and in a manner consistent with all applicable laws and regulations, record, track and, during the continuance of an Event of Default, take all actions to obtain Collections with respect to all Receivables payable by Governmental Entities.

         Section 2.02. Distributions. On each Business Day, and provided, that no Event of Default is continuing, the Program Manager shall distribute any and all cash Collections in the Collection Account prior to 12:00 p.m. (New York City time) on such Business Day and any other payments received hereunder as follows: FIRST, to the Lenders and the Master Servicer, on a pro rata basis, an amount in cash equal to fees and interest that are due and payable as of such Business Day and have not otherwise been paid in full by the Borrower, if any, until such amounts have been paid in full; SECOND, to the Lenders, on a pro rata basis, an amount in cash equal to the Borrowing Base Deficiency, if any, until such amount is paid in full; THIRD, to the Lenders, on a pro rata basis, an amount in cash equal to the reduction of the principal amount of the Revolving Loan, if any, directed by the Borrower in writing to be repaid on such Business Day pursuant to Section 1.07(a) until such amount has been paid in full; FOURTH, to the Lenders, on a pro rata basis, an amount in cash equal to the payment of any other Lender Debt due and payable on such Business Day, if any, until such amount has been paid in full; and FIFTH, to the Borrower, all remaining amounts of Collections.

         Section 2.03. Distribution of Funds at the Maturity Date or Upon an Event of Default. At the Maturity Date or upon the occurrence and during the continuance of an Event of Default, subject to the rights and remedies of the Lender pursuant to Section 3.02 hereof, the Program Manager shall distribute any and all Collections and other payments received hereunder as follows:

FIRST, to the Lenders, the Master Servicer and the Program Manager, on a pro rata basis, an amount in cash equal to any and all accrued fees and collection costs as set forth in Sections 1.06 and 5.05, until such amount has been paid in full; SECOND, to the Lenders, on a pro rata basis, an amount in cash equal to all accrued and unpaid interest on the Revolving Loans (at the rates established under Section 1.05) until such amount has been paid in full; THIRD, to the Lenders, on a pro rata basis, an amount in cash equal to the principal amount of the Revolving Loans, until such amount is paid in full; FOURTH, to the Lenders, on a pro rata basis, an amount in cash equal to the payment of any other Lender Debt due and payable on such date, until such amount has been paid in full; and FIFTH, to the Borrower, all remaining amounts of Collections.

         Section 2.04. Distributions to the Borrower Generally. Distributions to the Borrower on each Business Day shall be deposited in the Borrower Account.


                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                                EVENTS OF DEFAULT

         Section 3.01. Representations and Warranties; Covenants. The Borrower makes on the Initial Funding Date and on each subsequent Funding Date, the representations and warranties set forth in Exhibit III hereto, and hereby agrees to perform and observe the covenants set forth in Exhibit IV hereto.

         Section 3.02. Events of Default; Remedies. If any Event of Default shall occur and be continuing, the Program Manager may, and at the request of the Required Lenders shall, by Written Notice to the Borrower, take either or both of the following actions: (x) declare the Maturity Date to have occurred, and (y) without limiting any rights hereunder and subject to applicable law, replace the Borrower or any of the Borrower's agents, as the case may be, in its performance of any or all of the "Primary Servicer Responsibilities" under the RPTA (which replacement may be effectuated through the outplacement to a qualified and experienced third-party of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities); provided, that with respect to the Event of Default in clause
(i) of Exhibit V, the Maturity Date shall be deemed to have occurred automatically and without notice. Upon any such declaration or designation, the Program Manager and the Collateral Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

         (a) Right of Set-Off. The Borrower hereby irrevocably authorizes and instructs the Program Manager to set-off the full amount of any Lender Debt due and payable against (i) any Collections, or (ii) the principal amount of any Revolving Loans requested on or after such due date. No further notification, act or consent of any nature whatsoever is required prior to the right of the Program Manager to exercise such right of set-off; provided, however, the Program Manager shall notify the Borrower: (1) a set-off pursuant to this
Section 3.02 occurred, (2) the amount of such set- off and (3) a description of the Lender Debt that was due and payable.

         (b) The remedies described in (a) and (b) above will be available to the Program Manager, on behalf of the Lenders, only until all Lender Debt is paid in full, after which the Program Manager, on behalf of the Lenders, shall relinquish any and all of the Primary Servicer Responsibilities to the Borrower and the Borrower's agents.

         Section 3.03. Attorney-in-Fact. The Borrower hereby irrevocably designates and appoints the Program Manager, the Collateral Agent, the Master Servicer and each other Person in the Lender Group, to the extent permitted by applicable law and regulation, as the Borrower's attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, with authority, upon the continuance of an Event of Default (and to the extent not prohibited under applicable law and regulations) to (i) endorse or sign the Borrower's name to financing statements, remittances, invoices, assignments, checks (other than, absent a court order, payments from Governmental Entities), drafts, or other instruments or documents in respect of the Receivables, (ii) notify non-Governmental Entities to make payments on the Receivables directly to the Program Manager, and (iii) bring suit in the Borrower's name and settle or compromise such Receivables as the Program Manager or the Master Servicer may, in its discretion, deem appropriate.


                                   ARTICLE IV.
                                    SECURITY

         Section 4.01. Grant of Security Interest. As collateral security for the Borrower's obligations to pay the Lender Debt when due and payable and its indemnification obligations hereunder, the Borrower hereby grants to the Collateral Agent, for the benefit of the Lenders, a first priority Lien on and security interest in and right of set-off against all of the rights, title and interest of the Borrower in and to (i) the Provider Documents, (ii) to the maximum extent permitted by law, the Provider Account and the Government Lockboxes, (iii) all of the Borrower's Accounts whether now owned or hereafter acquired, (iv) any and all amounts held in any accounts maintained at Citizens Bank of Massachusetts, Bank One, N.A. (formerly American National Bank), or any other bank in respect of any of the foregoing or in compliance with any terms of this Agreement, (v) all of the Additional Collateral, and (vi) all proceeds of the foregoing (all of the foregoing, the "Collateral"). This Agreement shall be deemed to be a security agreement as understood under the UCC.

         (a) The Borrower hereby authorizes the Collateral Agent to file, one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of the Lien created pursuant to this Section 4.01 which may at any time be required or, in the opinion of the Collateral Agent or the Program Manager, be desirable, and to do so without the signature of the Borrower where permitted by law.

                                   ARTICLE V.
                                  MISCELLANEOUS

         Section 5.01. Amendments, Waivers. No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in a writing signed by the Borrower and the Required Lenders or the Borrower and the Program Manager with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Revolving Commitment of any Lender without the written consent of such Lender,
(ii) reduce the principal amount of any Revolving Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the Maturity Date, (iv) change Section 2.02 or 2.03, (v) increase any percentage contained in the definition of Borrowing Base, release all or a material portion of the Collateral or make overadvances other than Permitted Overadvances without the written consent of each Lender, (vi) release any Guarantee (other than in accordance with its terms) without the consent of each Lender, (vii) increase the Total Revolving Commitment pursuant to Section 1.01(c), or (viii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provisions hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Program Manager, the Collateral Agent or the Syndication Agent hereunder without the prior written consent of the Program Manager, the Collateral Agent or the Syndication Agent, as the case may be.

         (a) No failure on the part of the Program Manager, the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision in this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (a) or (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 5.02. Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile communication) and shall be faxed or delivered, (i) to each party hereto at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a Written Notice to the other parties hereto, and (ii) to the Master Servicer at the address set forth on Schedule I attached hereto and as such schedule may be amended from time to time. Notices and communications by facsimile shall be effective when sent (and shall be immediately followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

         Section 5.03. Assignability; Participations. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or any interest herein without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void)  and (ii) no

Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, their respective Affiliates and the respective directors, officers, employees, agents and advisors of the parties and their Affiliates) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (a) Subject to the conditions set forth in paragraph (c) of this Section, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Program Manager, provided that no consent of the Program Manager shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment or to any Affiliate or branch of any Lender, or to any trust or special purpose funding vehicle, whether or not the Lender maintains any interest in such trust or special purpose funding vehicle. The Program Manager shall notify the Borrower of any such assignment; provided, however, that failure to so notify shall not effect the validity of such assignment.

         (b)   Assignments   shall  be  subject  to  the  following   additional
conditions:

                  (i) the assignee is a competent Person with the financial ability to perform as a Lender under this Agreement;

                  (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment or Revolving Loans, the amount of the Revolving Commitment or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Program Manager) shall not be less than $1,000,000 of such Lender's Revolving Commitment unless the Program Manager otherwise consents; and

                  (iii) the parties to each assignment shall execute and deliver to the Program Manager an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that such fee shall not apply to an assignment by a Lender to an Affiliate of such Lender or to an assignment by an Initial Lender, an Affiliate of an Initial Lender or an Affiliate of the Program Manager.

         (c) Subject to acceptance by the Program Manager  pursuant to paragraph
(e) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 1.09, 1.10 and 5.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 5.03 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

         (d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee and the processing and recordation fee referred to in paragraph (c)(ii) and any written consent to such assignment required by paragraph (b) of this Section, the Program Manager shall accept such Assignment and Assumption.

         (e) Any Lender may, without the consent of the Borrower or the Program Manager, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all of a portion of its Revolving Commitment and the Revolving Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Program Manager, the Collateral Agent, the Master Servicer, the Syndication Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 5.01(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees, to the fullest extent permitted under applicable law, that each Participant shall be entitled to the benefits of Section 1.09 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. A Participant shall not be entitled to receive any greater payment under Section 1.09 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         Section 5.04. Further Assurances. The Borrower shall, at its cost and expense, upon the request of the Program Manager or the Collateral Agent, duly execute and deliver, or cause to be duly executed and delivered, to such Person such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Program Manager or the Collateral Agent to carry out more effectively the provisions and purposes of this Agreement.

         Section 5.05. Costs and Expenses; Collection Costs. The Borrower agrees to pay on demand (i) all reasonable non-legal costs and expenses in connection with the preparation, execution and delivery of this Agreement; (ii) the reasonable fees and out-of-pocket expenses of counsels for the Program Manager, the Collateral Agent, the Syndication Agent, the Lead Arranger, the Initial Lenders and their respective Affiliates in connection with this transaction (including the allocated fees and expenses of internal counsel); and (iii) all reasonable costs and expenses, if any (including reasonable counsel fees and expenses (including the allocated fees and expenses of internal counsel)), of the Program Manager, the Collateral Agent, the Syndication Agent, the Lead Arranger, the Initial Lenders and their respective Affiliates in connection with any waiver, modification, supplement or amendment hereto, or the enforcement of this Agreement. The Borrower further agrees to pay on the Initial Funding Date (and with respect to costs and expenses incurred following the Initial Funding Date, within seven days of demand therefor) (a) all reasonable costs and expenses incurred by the Program Manager or its agent in connection with up to four periodic audits of the Receivables during any calendar year; provided, however, that during the continuance of an Event of Default, the Borrower shall pay all reasonable costs and expenses incurred by the Program Manager or its agent in connection with all audits of the Receivables, (b) all reasonable costs and expenses incurred by the Master Servicer or the Program Manager to accommodate any significant coding or data system changes made by the Borrower that would affect the transmission or interpretation of data received through the interface, and (c) all reasonable costs and expenses incurred by the Lender for additional time and material expenses of the Master Servicer resulting from a lack of either cooperation or responsiveness of the Borrower to agreed-upon protocol and schedules with the Master Servicer; provided, that the Borrower has been informed of the alleged lack of cooperation or responsiveness and has been provided the opportunity to correct such problems.

         (a) In the event that the Program Manager or Collateral Agent shall retain an attorney or attorneys to collect, enforce, protect, maintain, preserve or foreclose its interests, for the benefit of the Lenders, with respect to this Agreement, any other Document, any Lender Debt, any Receivable or the Lien on any Collateral or any other security for the Lender Debt or under any instrument or document delivered pursuant to this Agreement, or in connection with any Lender Debt, the Borrower shall pay all of the reasonable costs and expenses of such collection, enforcement, protection, maintenance, preservation or foreclosure, including reasonable attorneys' fees, which amounts shall be part of the Lender Debt, and the Program Manager and/or Collateral Agent may take judgment for all such amounts. The attorney's fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 5.05 shall be payable by the Borrower to the Program Manager or Collateral Agent, as the case may be, on demand (with interest accruing from the earlier of two Business Days following
(i) the date of such demand and (ii) the date the Borrower became aware of the incurrence of such cost), and shall be additional obligations under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

         Section 5.06. Confidentiality. The Program Manager hereby agrees to, and shall take reasonable steps to cause each member of the Lender Group to, comply with all applicable laws regarding confidential patient information, if any, it receives in connection with the transactions described in this Agreement.

         Section 5.07. Term and Termination; Early Termination Fee. This Agreement shall commence on the Initial Funding Date and expire on October 24, 2005.

         (a) The obligations of the Lenders under this Agreement shall continue in full force and effect from the date hereof until the Maturity Date.

         (b) The Borrower may terminate this Agreement at any time prior to the Maturity Date upon payment in full of all Lender Debt, including all accrued interest, applicable fees, charges, premiums and costs with respect thereto, all as provided hereunder, and the termination of the Revolving Commitment hereunder.

         (c) If the Revolving Commitment is reduced or terminated or the Revolving Loan becomes due and payable prior to October 24, 2003 (including by reason of an Event of Default), the Borrower shall pay to the Program Manager, for the account of the Lenders, the Early Termination Fee.

         (d) The termination of this Agreement shall not affect any rights of the Program Manager, the Collateral Agent or any Lender or any obligations of the Borrower arising on or prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Lender Debt incurred on or prior to such termination has been paid and performed in full.

         (e) Upon the giving of notice of a Default or an Event of Default under this Agreement, all Lender Debt shall be due and payable on the date of Default or the Event of Default specified in such notice.

         (f) The Liens and rights granted to the Lender hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Lender Debt has been indefeasibly paid in full in cash. Upon the (i) the termination of all commitments and obligations of the Lenders, and
(ii) the indefeasible payment in full of all Lender Debt, the Collateral Agent and the Program Manager shall take all actions and deliver all assignments, certificates, releases, notices and other documents, at the Borrower's expense, as the Borrower may reasonably request to evidence such termination.

         (g) All indemnities,  representations,  warranties,  covenants, waivers
and  agreements   contained  herein  shall  survive  termination  hereof  unless otherwise provided.

         (h) Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Lender Debt, any Lender is for any reason compelled to surrender such payment to any Person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force (except that the Revolving Commitments of the Lenders shall have been terminated), and the Borrower shall be liable to, and shall indemnify and hold each such Lender harmless for the amount of such payment surrendered until such Lender or Lenders shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by any Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to any Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         Section 5.08. No Liability; No Fiduciary Duty. Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by any Agent or any Lender of any obligation to any Obligor, or any patient or customer of the Borrower or any Provider.

         (a) Notwithstanding any other provision herein, no recourse under any obligation, covenant, agreement or instrument of an Agent or a Lender contained herein or with respect hereto shall be had against any Related Party whether arising by breach of contract, or otherwise at law or in equity (including any claim in tort), whether express or implied, it being understood that the agreements and other obligations of each Agent and each Lender herein and with respect hereto are solely its corporate obligations; provided, however, nothing herein above shall operate as a release of any liability which may arise as a result of such Related Party's gross negligence or willful misconduct. The provisions of this Section 5.08 shall survive the termination of this Agreement.

         (b) The Borrower hereby acknowledges that (i) none of the Agents or the Lenders has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Documents, and the relationship between the Lenders and the Borrower in connection herewith is solely that of debtor and creditor; and (ii) no joint venture is created hereby or by any other Documents or otherwise exists by virtue of the transactions contemplated hereby between the Borrower and any of the Agents or the Lenders.

         (c) The Borrower hereby acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Documents.

         Section 5.09. Entire Agreement; Severability. This Agreement, including all exhibits and schedules hereto and the documents referred to herein, embody the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral.

         (a) If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

         Section 5.10.  GOVERNING LAW. THIS AGREEMENT  SHALL, IN ACCORDANCE WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS GRANTED HEREUNDER, OR REMEDIES RELATED THERETO, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         Section 5.11. WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE PARTIES HERETO AT THEIR ADDRESSES SET FORTH ON THE SIGNATURE PAGE HEREOF. THE PARTIES HERETO SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS WITHIN THE TIME PRESCRIBED BY LAW, FAILING WHICH THE PARTY FAILING TO SO APPEAR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY THE OTHER PARTY FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

         Section 5.12. Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 5.13. No Proceedings. The Borrower hereby agrees that it will not institute against any Lender any proceeding of the type referred to in clause (i) of Exhibit V so long as any senior indebtedness issued by such Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

                                   ARTICLE VI.
                                     AGENTS

         Each of the Lenders hereby irrevocably appoints the Program Manager as its agent, the Collateral Agent as its collateral agent and Dresdner Kleinwort Wasserstein LLC as the Syndication Agent and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof and the other Documents, together with such actions and powers as are reasonably incidental thereto.

         Each Person serving as an Agent hereunder and under the other Documents shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and each such Person and their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

         No Agent shall have any duties or obligations except those expressly set forth herein or in the other Financing Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or thereby that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 5.01), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Borrower, the Primary Servicer or any of the Providers that is communicated to or obtained by such Person serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 5.01) or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Exhibit II or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

         Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

         With respect to the release of Collateral, the Lenders hereby irrevocably authorize the Program Manager, at its option and in its discretion, to direct the Collateral Agent to release any Lien granted to or held by the Collateral Agent upon any property covered by this Agreement or the other Documents (i) upon termination or expiration of the Revolving Commitments, the payment and satisfaction of all Lender Debt; or (ii) constituting property being sold or disposed of in compliance with the provisions of the Documents (and the Program Manager may rely in good faith conclusively on any certificate stating that the property is being sold or disposed of in compliance with the provisions of the Documents, without further inquiry); provided, however, that (x) the Program Manager shall not be required to cause the Collateral Agent to execute any release on terms which, in the Program Manager's opinion, would expose the Program Manager or the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair any Liens upon all interests retained, all of which shall continue to constitute part of the property covered by the Documents.

         With respect to perfecting security interests in Collateral which, in accordance with Article 9 of the Uniform Commercial Code or any comparable provision of any Lien perfection statute in any applicable jurisdiction, can be perfected only by possession, each Lender hereby appoints each other Lender its agent for the purpose of perfecting such interest. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Program Manager, and, promptly upon the Program Manager's request, shall deliver such Collateral to the Collateral Agent or in accordance with the Program Manager's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any other Document or to realize upon any Collateral for the Lender Debt, it being understood and agreed that such rights and remedies may be exercised only by or with the approval of the Program Manager.

         In the event that a petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law is filed by or against the Borrower, the Primary Servicer, any Provider or any other Person obligated under any Document, the Program Manager is authorized, to the fullest extent permitted by applicable law, to file a proof of claim on behalf of itself and the Lenders in such proceeding for the total amount of obligations owed by such Person. With respect to any such proof of claim which the Program Manager may file, each Lender acknowledges that without reliance on such proof of claim, such

Lender shall make its own evaluation as to whether an individual proof of claim must be filed in respect of such obligations owed to such Lender and, if so, take the steps necessary to prepare and timely file such individual claim.

         Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent (including the Program Manager and the Collateral Agent) may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Sections 1.10 and 5.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

         Each Lender acknowledges that it has, independently and without reliance upon any Agent or any Related Party thereof or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any Related Party thereof or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Revolving Loans, and expressly consents to and waives any claim based upon such conflict of interest.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


      BORROWER:                   FSQC FUNDING CO., LLC


                                  By: /s/ Bruce J. Mackey, Jr.
                                      Name: Bruce J. Mackey, Jr.
                                      Title: Chief Financial Officer, Treasurer
                                             and Assistant Secretary

                                      400 Center Street
                                      Newton, MA 02458
                                      Attention:  Bruce J. Mackey, Jr.
                                      Facsimile Number:  617-796-8385

      LENDERS:                    DRESDNER BANK AG, NEW YORK AND
                                  GRAND CAYMAN BRANCHES


                                  By: /s/ I. M. Leffler
                                      Name:
                                      Title:


                                  By: /s/ Stephen Kovach
                                      Name:
                                      Title:

                                      1301 Avenue of the Americas
                                      New York, NY  10019
                                      Attention: Michael Leffler/Stephen Kovach
                                      Facsimile Number:  (212) 895-1723/1774

                                  Revolving Commitment: $1,250,000

                                  HFG HEALTHCO-4 LLC

                                  By: HFG Healthco-4, Inc., a member


                                      By: /s/ Orlando Figueroa
                                          Name: Orlando Figueroa
                                          Title: Vice President

                                      c/o Lord Securities Corporation
                                      48 Wall Street, 27th Floor
                                      New York, NY  10005
                                      Attention: Orlando Figueroa
                                      Facsimile Number:  (212) 346-9012

                                  Revolving Commitment: $11,250,000



PROGRAM MANAGER:                  DRESDNER KLEINWORT WASSERSTEIN LLC


                                  By: /s/ I. M. Leffler
                                      Name:
                                      Title:


                                  By: /s/ Stephen Kovach
                                      Name:
                                      Title:

                                      1301 Avenue of the Americas
                                      New York, NY  10019
                                      Attention: Michael Leffler/Stephen Kovach
                                      Facsimile Number:  (212) 895-1723/1774

                                  HEALTHCARE FINANCE GROUP, INC.


                                  By: /s/ Robert D. Lynch
                                      Name:  Robert D. Lynch
                                      Title: Chief Operating Officer

                                      110 Wall Street, 2nd Floor
                                      New York, NY  10005
                                      Attention: David Hyams
                                      Facsimile Number:  (212) 785-9211

LEAD ARRANGER AND
SYNDICATION AGENT:                DRESDNER KLEINWORT WASSERSTEIN LLC



                                  By: /s/ I. M. Leffler
                                      Name:
                                      Title:


                                  By: /s/ Stephen Kovach
                                      Name:
                                      Title:

                                      1301 Avenue of the Americas
                                      New York, NY  10019
                                      Attention: Michael Leffler/Stephen Kovach
                                      Facsimile Number:  (212) 895-1723/1774

COLLATERAL AGENT:                 HFG HEALTHCO-4 LLC

                                  By:   HFG Healthco-4, Inc., a member

                                      By: /s/ Orlando Figueroa
                                          Name: Orlando Figueroa
                                          Title: Vice President

                                      c/o Lord Securities Corporation
                                      48 Wall Street, 27th Floor
                                      New York, NY  10005
                                      Attention: Orlando Figueroa
                                      Facsimile Number:  (212) 346-9012

                                    EXHIBIT I

                                   DEFINITIONS

         As used in the Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accounts" means all health-care-insurance receivables, accounts, chattel paper, instruments, general intangibles and goodwill, whether now existing or hereafter arising, including, all Receivables and all payments due from any Governmental Entity based on a cost report settlement or expected settlement, and all proceeds of any of the foregoing.

         "Accrued Amounts" means, as at any date, the aggregate amount of accrued but unpaid (whether or not due and payable) (a) interest, (b) Non-Utilization Fees, and (c) Collateral Tracking Fees.

         "Additional Collateral" means all of the Borrower's (i)(a) present and future securities, security entitlements and securities accounts (collectively, "Investment Property"); (b) all deposit accounts and all other goods and personal property (including, without limitation, patents, patent applications, trade names and trademarks and Federal, state and local tax refund claims of all kinds), whether tangible or intangible, or whether now owned or hereafter acquired and wherever located; and (c) all proceeds of every kind and nature, including proceeds of proceeds, of any and all of the foregoing, and (ii) money and cash; and all books, records and other property relating to or referring to any of the foregoing including all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time used or useful in connection with, evidencing, embodying, referring to, or relating to, any of the foregoing.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means each of the Program Manager, the Collateral Agent and the Syndication Agent.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Assignment of Contracts" means that certain Assignment of Contracts as Collateral Security, dated the date hereof, between the Borrower and the Collateral Agent, in substantially the form attached hereto as Exhibit X, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

         "Authorized Representative" means each Person designated from time to time, as appropriate, in a Written Notice by the Borrower to the Program Manager for the purposes of giving notices of borrowing, conversion or renewal of Revolving Loans, which designation shall continue in force and effect until terminated in a Written Notice to the Program Manager.

         "Borrower" has the meaning set forth in the preamble hereto.

         "Borrower Account" means initially account # 1135638907 of the Borrower at Citizens Bank of Massachusetts, ABA #211070175, or, thereafter, such other bank account designated by the Borrower by Written Notice to the Master Servicer and the Program Manager from time to time.

         "Borrower Lockbox Account(s)" means, collectively, the Primary Borrower Account and the Local Borrower Accounts set forth on Schedule IV hereto established by the Borrower to deposit all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables from non-Governmental Entities, including collections received in the form of a check and collections received by wire transfer directly from non-Governmental Entities.

         "Borrower's Certificate" has the meaning set forth in Section 1.03.

         "Borrowing Base" means, as of any time, an amount equal to 75% of the Expected Net Value of Eligible Receivables the Obligors of which are Governmental Entities; provided, however, that no more than 6% of all Eligible Receivables included in the Borrowing Base at any time shall be aged more than 120 days from its Last Date of Service. All items in the prior sentence, including the proviso, shall at all times be determined by reference to and as set forth in the most recent Borrowing Base Certificate required to be delivered to the Program Manager by the Borrower as of such time pursuant to Exhibit IV, clause (j)(i).

         "Borrowing Base Certificate" means a certificate (which may be sent by Transmission) signed by the Borrower and the Primary Servicer, substantially in the form set forth in Exhibit VII-A hereto, which shall provide the most recently available information (including updated information) with respect to the Eligible Receivables of the Borrower (segregated by the classes (if any) set forth on Schedule V hereto) that is set forth in the aged accounts receivable trial balance and books and records of the Providers, in form and substance satisfactory to the Lender and the Master Servicer.

         "Borrowing Base Deficiency" means, as of any date, the positive difference, if any, between (i) (x) the aggregate outstanding principal amount of all Revolving Loans, plus (y) Accrued Amounts minus (ii) the Borrowing Base indicated on the most recent Borrowing Base Certificate.

         "Borrowing Limit" has the meaning set forth in Section 1.01(a).

         "Business Day" means any day on which banks are not authorized or required to close in New York City, New York.

         "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to 10 USC Sectionss. 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 USC Sectionss. 1071-1106 or elsewhere) affecting CHAMPUS; and (b) all rules, regulations (including 32 CFR 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement or (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Entity after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 1.11(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Entity made or issued after the date of this Agreement.

         "Claims" has the meaning set forth in Section 1.10(b).

         "CMS" means the Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services.

         "Collateral" has the meaning set forth in Section 4.01(a).

         "Collateral Agent" means HFG Healthco-4 LLC as collateral agent for the Lenders, and its successors and assigns in such capacity.

         "Collateral Tracking Fee" has the meaning set forth in Section 1.06(b).

         "Collection Account" means the Program Manager's account maintained at The Bank of New York, ABA # 021000018, GLA 111565, For Further Credit to Account #205779, Ref: HEALTHCO-4/FSQC, Attn: Scott Tepper, or such other bank account designated by the Program Manager from time to time.

         "Collections" means all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables deposited in or transferred to the Collection Account, including, without limitation, all cash proceeds thereof.

         "Control Agreement" means each Control Agreement, dated as of the date hereof, among the Primary Servicer, the Provider named therein, the Borrower, the Program Manager, the Collateral Agent and the bank named therein, in substantially the form attached hereto as Exhibit XI, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

          "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Borrower in effect on the date of the Agreement and set forth in Schedule II hereto, as modified from time to time in accordance with the provisions of the Agreement.

         "Debt" of any Person means (without duplication): (i) all obligations of such party for borrowed money, (ii) all obligations of such party evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such party to pay the deferred purchase price of property or services (other than trade payables in the ordinary course of business), (iv) all "capital leases" (as defined by GAAP) of such party, (v) all Debt of others directly or indirectly guaranteed (which term shall not include endorsements in the ordinary course of business) by such party, (vi) all obligations secured by a Lien existing on property owned by such party, whether or not the obligations secured thereby have been assumed by such party or are non-recourse to the credit of such party (but only to the extent of the value of such property), and (vii) all reimbursement obligations of such party (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances and similar instruments.

         "Default" means an event, act or condition which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "Defaulted Receivable" means a Receivable (i) as to which the Obligor therefor or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (i) of Exhibit V, or (ii) which, consistent with the Credit and Collection Policy, would be written off the applicable Provider's books as uncollectible; provided, however, that a Receivable as to which the Obligor therefor has suffered a temporary governmental shutdown or delay shall not be a "Defaulted Receivable".

         "Delinquency Ratio" means, as of the last Business Day of each Month, a percentage equal to:

                           DLR
                           ---
                           ENV

where:

         DLR       =       The  Expected  Net Value of all  Receivables  which
                           were  transferred  to the  Borrower  and which became
                           Delinquent Receivables in the Month immediately prior to the date of calculation.

         ENV       =       The  Expected  Net  Value of  Eligible  Receivables
                           which were transferred to the Borrower in the Month that is six Months immediately prior to the date of calculation.

         "Delinquent Receivable" means a Receivable (a) that has not been paid in full on or following the 180th day following the date of original invoicing thereof, or (b) that is a Denied Receivable.

         "Denied Receivable" means any Receivable as to which any related representations or warranties have been discovered at any time to have been breached.

         "Depositary Agreement" means that certain Depositary Agreement, dated as of the date hereof, among the Primary Servicer, the Providers, the Borrower, the Program Manager, the Collateral Agent, and the Lockbox Bank, in substantially the form attached hereto as Exhibit VIII, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

         "Distribution" means any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any capital interest in the Borrower, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital interests in the Borrower or any warrants, rights or options to acquire any such interests, now or hereafter outstanding.

         "Documents" means this Agreement, the Depositary Agreement, the Government Depositary Agreement, the Control Agreements, the Assignment of Contracts, the RPTA, each other Provider Document, each Borrower's Certificate, each Borrowing Base Certificate, and each other document or instrument now or hereafter executed and delivered to the Lender by or on behalf of the Borrower pursuant to or in connection herewith or therewith (including, without limitation, each other agreement now existing or hereafter created providing collateral security for the payment or performance of any Lender Debt).

         "Early Termination Fee" means an amount equal to .50% of the Revolving Commitment (or portion of Revolving Commitment being terminated).

         "Eligibility Criteria" means the criteria and basis for determining whether a Receivable shall be deemed by the Program Manager to qualify as an Eligible Receivable, all as set forth in Exhibit VI hereto, as such Eligibility Criteria may be modified from time to time by the Program Manager in its good faith discretion and based on historical performance and other Obligor-related factually-based credit criteria upon Written Notice to the Borrower.

         "Eligible Receivables" means Receivables that satisfy the Eligibility Criteria, as determined by the Program Manager.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA maintained by any Provider, the Borrower, any of their respective ERISA Affiliates, or with respect to which any of them have any liability.

         "EOB" means the explanation of benefit from an Obligor that identifies the services rendered on account of the Receivable specified therein.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any entity which is under common control with the Borrower within the meaning of ERISA or which is treated as a single employer with the Borrower under the Internal Revenue Code of 1986, as amended.

         "Event of Default" means any of the events specified in Exhibit V hereto.

         "Event of Termination" has the meaning set forth in the RPTA.

         "Excluded Claims" has the meaning set forth in Section 1.10(b).

         "Excluded Taxes" means taxes upon or determined by reference to a Lender's net income imposed by the jurisdiction in which such Lender is organized or has its principal or registered office.

         "Expected Net Value" means, with respect to any Eligible Receivable, the gross unpaid amount of such Receivable on date of creation thereof, times the applicable Net Value Factor.

         "Five Star" means Five Star Quality Care, Inc., a corporation organized under the laws of the State of Maryland, together with its successors and assigns.

         "Funding Date" means the Initial Funding Date and any Business Day on which a Revolving Loan is made at the Borrower's request in accordance with provisions of the Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or the rules and regulations of the Securities and Exchange Commission and/or their respective successors and which are applicable in the circumstances as of the date in question.

         "Government Depositary Agreement" means each Depositary Agreement, dated as of the date hereof, among the Primary Servicer, the Provider named therein, the Borrower, the Program Manager, the Collateral Agent and the bank named therein, in substantially the form attached hereto as Exhibit XI, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

         "Government  Lockbox(es)"  means each of the  lockboxes  identified  on
Schedule IV hereto as a Government Lockbox, established to receive checks and EOB's with respect to Receivables payable by Governmental Entities to the Providers listed on Schedule VI hereto.

         "Government Lockbox Account(s)" means each of the accounts identified on Schedule IV hereto as a Government Lockbox Account in the name of a Provider listed on Schedule VI hereto and associated with the Government Lockbox established and controlled by such

Provider to deposit all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables from the applicable Governmental Entity listed on Schedule VI, including collections received in the associated Government Lockbox and collections received by wire transfer directly from applicable the Governmental Entity, all as more fully set forth in the Government Depositary Agreement.

         "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security Act (42 U.S.C. Section 1395 et seq.), including payments under Medicare, Medicaid and CHAMPUS, and payments administered or regulated by CMS.

         "Group-Wide Event of Termination" has the meaning set forth in the RPTA.

         "Indemnified Party" has the meaning set forth in Section 1.10(b).

         "Initial Funding Date" means the date of the first borrowing under the Agreement.

         "Initial Lenders" means, collectively, Dresdner Bank AG, New York and Grand Cayman Branches and HFG Healthco-4 LLC.

         "Insurer" means any Person (other than a Governmental Entity) which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including commercial insurance companies, nonprofit insurance companies (such as Blue Cross, Blue Shield entities), employers or unions which self-insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations, health maintenance organizations, commercial hospitals, physician's groups or any other similar person. "Insurer" includes insurance companies issuing health, personal injury, workers' compensation or other types of insurance but does not include any individual guarantors.

         "Interest Period" means (a) with respect to any LIBOR Loan, the period commencing on the date of such LIBOR Loan and ending on the numerically corresponding day in the Month that is one Month thereafter, (b) with respect to any Market Rate Loan, the period commencing on the date of such Market Rate Loan and ending on any day that is less than one Month thereafter, and (c) with respect to any Prime Rate Loan, the period commencing on the date of such Prime Rate Loan and ending on either (x) the numerically corresponding day in the Month that is one Month thereafter or (y) any day prior to such date; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day and
(ii) in the case of a LIBOR Loan or a Prime Rate Loan with an Interest Period pursuant to clause (c)(x), an Interest Period that commences on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Revolving Loan initially shall be the date on which such Revolving Loan is made and thereafter shall be the effective date of the most recent continuation of such Revolving Loan.

         "Last Service Date" means, with respect to any Eligible Receivable, the date set forth on the related invoice or statement as the most recent date on which services or merchandise were provided by the related Provider to the related patient or customer.

         "Lender Debt" means and includes any and all amounts due, whether now existing or hereafter arising, under the Agreement, including, without limitation, any and all principal, interest, penalties, fees, charges, premiums, indemnities and costs owed or owing to any Lender, the Program Manager or the Master Servicer by the Borrower, any Provider, or any Affiliate of the Borrower or any Provider, arising under or in connection with this Agreement or any other Document, in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest whether or not such interest is an allowable claim in a bankruptcy.

         "Lender Group" means each Lender, the Program Manager, the Master Servicer, the Collateral Agent and their respective agents, delegates, designees and assigns identified from time to time.

         "Lenders" means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

         "LIBOR" means, with respect to any Revolving Loan for any Interest Period, (i)(a) the rate appearing on Page 3750 of the Dow Jones Market (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Program Manager from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, or (b) if the rate set forth in clause (a) is not available at such time for any reason, then the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Dresdner Bank AG in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period or (c) if the rate set forth in clause (a) is not available and Dresdner Bank AG is not quoting lending rates, then the rate per annum applicable to the most recent Interest Period for which one of the prior provisions applied divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements (or an successor category of liabilities under Regulation D).

         "LIBOR Loan" means a loan bearing interest based on LIBOR.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, hypothecation, assignment, preference, priority, other charge or encumbrance, or any other type of preferential arrangement of any kind or nature whatsoever by or with any Person (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Local Borrower  Account(s)"  means each of the accounts  identified on
Schedule IV hereto as a Local Borrower Account established by the Borrower to deposit all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables from non-Governmental Entities, including collections received in the form of a check and collections received by wire transfer directly from non-Governmental Entities.

         "Lockbox Bank" means Citizens Bank of Massachusetts, as lockbox bank under the Depositary Agreement.

         "Loss-to-Liquidation Ratio" means, as of the last Business Day of each Month, a percentage equal to:

                                      DR
                                      --
                                       C

where:

         DR        =       The Expected Net Value of all Eligible  Receivables
                           which became Defaulted Receivables in the Month immediately prior to the date of calculation.

         C         =       Collections  on such Eligible  Receivables  in the
                           Month immediately prior to the date of calculation.

         "Market Rate" means a rate of interest per annum determined by the Program Manager.

         "Market Rate Loan" means a loan bearing interest based on the Market Rate.

         "Master Servicer" means Healthcare Finance Group, Inc. and any other Person then identified by the Program Manager to the Borrower as being authorized to administer and service Receivables.

         "Material Adverse Effect" means any event, condition, change or effect that (a) has a materially adverse effect on the business, Properties, capitalization, liabilities, operations, prospects or financial condition of (i) the Providers, taken as a whole, (ii) the Borrower, or (iii) Five Star, (b) materially impairs the ability of the Borrower to perform its obligations under this Agreement or any of the other Documents, (c) materially impairs the ability of the Primary Servicer, any Provider or the Borrower to perform their respective obligations under the RPTA or any of the other Provider Documents, or
(d) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Collateral Agent for the benefit of the Lenders, under this Agreement or (as assignee of the Borrower) under the RPTA or any of the other Provider Documents.

         "Maturity Date" means the earlier of (a) the date on which this Agreement terminates in accordance with the provisions of Section 5.07(a), and
(b) the occurrence of an Event of Default unless such event is waived by the Required Lenders in writing.

         "Maximum  Permissible  Rate"  has the  meaning  set  forth  in  Section
1.14(a).

         "Medicaid" means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Secs. 1396 et seq.) and any statutes succeeding thereto.

         "Medicare" means the health insurance program for the aged and disabled established by Title VXII of the Social Security Act (42 U.S.C. Secs. 3395 et seq.) and any statutes succeeding thereto.

         "Month" means a calendar month.

         "Multiemployer Plan" means a plan, within the meaning of Section 3(37) of ERISA, as to which the Borrower or any ERISA Affiliate contributed or was required to contribute within the preceding five years.

         "Net Value  Factor"  means,  initially,  the  percentages  set forth on
Schedule V attached hereto, as such percentages may be adjusted, upwards or downwards with notice (which may be telephonic) to the Borrower, in the good faith discretion of the Program Manager, based on historical actual final collections received on the Receivables within the 180 days of the Last Service Date of such Receivables (without regard to the factors set forth in the definition of "Defaulted Receivable").

         "Non-Utilization Fee" has the meaning set forth in Section 1.06(a).

         "Notice" has the meaning set forth in the RPTA.

         "Obligor" means each Person who is responsible for the payment of all or any portion of a Receivable.

         "Other Entities" means any Provider and each of its direct and indirect parents or subsidiaries (in whatever business form such Person exists) other than the Borrower.

         "Other Taxes" has the meaning set forth in Section 1.09(b).

         "Outstanding Balance" means, as of any date of determination, the aggregate outstanding principal balance of all Revolving Loans (plus interest that is due and payable thereon that remains unpaid beyond the first Business Day of such Month); provided that, for purposes of interest calculation only, any Collections utilized to reduce the outstanding principal amount of the Revolving Loans shall reduce the "Outstanding Balance" hereunder only following a one Business Day clearance period applied thereto.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Permitted Overadvances" means involuntary overadvances that may result from time to time due to the fact that any borrowing formulas set forth in the Documents were unintentionally exceeded (whether at the time of any Revolving Loan or otherwise) for any reason (other than the Program Manager's gross negligence or willful misconduct), including Receivables believed to be eligible in fact being or becoming ineligible. To the extent any Permitted Overadvances are made, each Lender shall bear its pro rata (based on its Revolving Commitment) share thereof.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, an Insurer or a Governmental Entity.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank at its principal office in New York City as its prime rate in effect at such time.

         "Prime  Rate Loan"  means a loan  bearing  interest  based on the Prime
Rate.

         "Primary Borrower Account" means the account identified on Schedule IV hereto as the Primary Borrower Account, established by the Borrower to deposit all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables from non-Governmental Entities, including collections received in the Local Borrower Accounts and collections received by wire transfer directly from non-Governmental Entities, all as more fully set forth in the Depositary Agreement.

         "Primary Provider Account" means the account set forth on Schedule IV hereto in the name of the Providers established and controlled by the Providers to deposit all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables from Governmental Entities, collections received in the Government Lockbox Accounts and collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the Depositary Agreement and the Government Depositary Agreement.

         "Primary Servicer" has the meaning set forth in the RPTA.

         "Program Manager" means (i) collectively, Dresdner Kleinwort Wasserstein LLC and Healthcare Finance Group, Inc., in their capacity as program manager hereunder and any successors or assigns in such capacity or (ii) any other Person identified by the then Program Manager in writing to the Borrower as being authorized to provide administrative services with respect to the Borrower and the funding and collection of healthcare receivables by and on behalf of the Lenders.

         "Property" means property of all kinds, movable, immovable, corporeal, incorporeal, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

         "Provider" has the meaning set forth in the RPTA

         "Provider Account(s)" means, collectively, the Primary Provider Account and the Government Lockbox Accounts set forth on Schedule IV hereto in the name of the Providers and associated, in the case of the Government Lockbox Accounts, with the Government Lockboxes established and controlled by the Providers to deposit all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables from Governmental Entities, including collections received in the Government Lockboxes and collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the Depositary Agreement and the Government Depositary Agreements.

         "Provider Documents" has the meaning set forth in the RPTA.

         "Receivable Information" has the meaning set forth in the RPTA.

         "Receivables" means all third-party reimbursable portions or third-party directly payable portions of health-care-insurance receivables, all accounts and general intangibles, and all other obligations for the payment of money, in each case, owing (or in the case of Unbilled Receivables, to be owing) by an Obligor and arising out of the rendition of medical, surgical, diagnostic or other professional medical services or the sale of medical products by a Provider in the ordinary course of its business, including all rights to reimbursement under any agreements with and payments from Obligors, customers, residents, patients or other Persons, together with, to the maximum extent permitted by law, all accounts and general intangibles related thereto, all rights, remedies, guaranties, security interests and Liens in respect of the foregoing, all books, records and other Property evidencing or related to the foregoing, and all proceeds of any of the foregoing.

         "Related Party" means, with respect to any specified Person, such Person's Affiliates, incorporators, members and stockholders and the respective agents, attorneys, advisors, officers, directors, members, managers, employees or partners of such Person and such Person's Affiliates, incorporators, members and stockholders.

         "Required Lenders" means, at any time, Lenders holding Revolving Commitments representing at least 66 2/3% of the Total Revolving Commitment or, if the Revolving Commitments shall have been terminated, having at least 66 2/3% of all outstanding Revolving Loans; provided, that if at any time there are only two Lenders, Required Lenders shall mean both such Lenders.

         "Revolving Commitment"means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder in an aggregate amount at any time outstanding not in excess of the amount set forth under the name of such Lender on the signature pages hereof, or, if applicable, the amount set forth in the Assignment and Assumption pursuant to which such Lender became a Lender hereunder, as such commitment may be reduced or increased from time to time pursuant to the term of this Agreement.

         "Revolving Loan" means a Revolving Loan made pursuant to Section 1.03.

         "RPTA" means that certain Receivables Purchase and Transfer Agreement, dated as of the date of this Agreement, among the Primary Servicer, the Providers and the Borrower, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Syndication Agent" means Dresdner Kleinwort Wasserstein LLC, in its capacity as syndication agent hereunder.

         "Tangible Net Worth" with respect to the Borrower, means, at any time, the excess of (i) the Expected Net Value of all Receivables owned by the Borrower and not financed by the Lender, plus cash, plus investments, plus amounts which are owing from the Lenders to the Borrower minus (ii) the sum of all accrued unpaid monetary obligations and accrued unpaid fees and expenses payable hereunder or otherwise owed by the Borrower.

         "Total Revolving Commitment" means the sum of the Lenders' Revolving Commitments, as the same may be reduced or increased from time to time pursuant to this Agreement.

         "Transmission" means, upon establishment of computer interface between the Borrower and the Master Servicer in accordance with the specifications established by the Master Servicer, the transmission of Receivable Information through computer interface to the Master Servicer in a manner satisfactory to the Master Servicer.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         "Unbilled Receivable" means a Receivable in respect of which the goods have been shipped, or the services rendered, to the relevant customer or patient, and rights to payment therefor have accrued, but the invoice has not been rendered to the applicable Obligor.

         "Written   Notice"  and  "in   writing"   means  any  form  of  written
communication or a communication by means of telex, telecopier device, telegraph or cable.

Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II

                          CONDITIONS OF REVOLVING LOANS

         1. Conditions Precedent on Initial Funding Date. The making of the Revolving Loan on the Initial Funding Date is subject to the conditions precedent that the Program Manager shall have received on or before the Initial Funding Date the following, each (unless otherwise indicated) dated such date, in form and substance reasonably satisfactory to the Program Manager:

         (a) A certificate issued by the Secretary of State of the State of Delaware, dated as of a recent date, as to the legal existence and good standing of the Borrower (which certificate may be dated not more than 20 days prior to the Initial Funding Date).

         (b) Certified copies of the organizational documents and all amendments thereto, certified copies of resolutions of the managers of the Borrower approving this Agreement, certified copies of all documents filed to register any and all assumed/trade names of the Borrower, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

         (c) A certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered by it hereunder.

         (d) A copy of the opening balance sheet of the Borrower as at the Initial Funding Date, certified by the chief financial officer of the Borrower.

         (e) Acknowledgment or time-stamped receipt copies of proper financing statements (showing the Borrower as debtor and the Collateral Agent as secured party) duly filed on or before the Initial Funding Date under the UCC of all jurisdictions that the Collateral Agent may deem necessary or reasonably desirable in order to perfect the security interests contemplated by the Agreement.

         (f) Completed requests for information (UCC search results) and a schedule thereof listing all effective financing statements filed in the applicable jurisdictions that name the Borrower as debtor, together with copies of such financing statements.

         (g) Releases of, and acknowledgment copies of proper termination statements (Form UCC-3), if any, necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by Borrower in the Collateral.

         (h) With respect to each Provider, a copy of each of such Provider's existing forms of patient consents, as well as a copy of each new patient consent form to be signed by each patient for which a Receivable will be created after the Initial Funding Date, which consent forms authorize certain demographic and medical information with respect to such patient to be disclosed by such Provider to its servicing agents and by such servicing agents to any third party obligors thereon, certified by a Secretary or Assistant Secretary of such Provider as being true, complete and correct.

         (i) A favorable opinion of Schnader Harrison Segal & Lewis LLP, counsel to the Borrower, substantially in the form attached hereto as Exhibit IX-A, and as to such other matters as the Lender Group requests.

         (j) A favorable opinion of Schnader Harrison Segal & Lewis LLP, counsel for the Borrower, substantially in the form attached hereto as Exhibit IX-B, and as to such other matters as the Lender Group requests.

         (k) The Assignment of Contracts with respect to the RPTA and the other Provider Documents and assignments of all other documents, lockboxes and lockbox accounts with respect to the RPTA and the other Provider Documents, duly executed by the Borrower and acknowledged by the other Persons party to such Provider Documents.

         (l) Originally executed copies of the RPTA and the other Provider Documents, all other documentation required to be delivered with respect to this Agreement, the RPTA and the other Documents, all in form and substance satisfactory to the Program Manager, which agreements shall be in full force and effect and enforceable in accordance with their respective terms.

         (m) Evidence that all of the conditions precedent with respect to the initial purchase under the RPTA have been satisfied or waived.

         (n) A duly executed Depositary Agreement, together with evidence satisfactory to the Program Manager that the Primary Borrower Account and the Primary Provider Account and the Government Lockboxes and the Government Lockbox Accounts have been established.

         (o) Duly executed Government Depositary Agreements, together with evidence satisfactory to the Program Manager that the Government Lockboxes and the Government Lockbox Accounts have been established.

         (p)  Duly   executed   Control   Agreements,   together  with  evidence
satisfactory to the Program Manager that the Local Borrower Accounts have been established.

         (q) Payment of all fees and other amounts due and payable, on or prior to the Initial Funding Date under this Agreement, the RPTA or otherwise, including the reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid and all reasonable attorneys' fees and disbursements incurred by the Lender Group.

         (r) Evidence that the capitalization of the Borrower is satisfactory to the Program Manager.

         (s) Completion of a due diligence review by the Program Manager (or its agent) of the Providers, the results of which are satisfactory to the Program Manager.

         2. Conditions Precedent on All Funding Dates. Each Revolving Loan on a Funding Date (including the Initial Funding Date) shall be subject to the further conditions precedent that the Borrower and the Program Manager shall have agreed upon the terms of such Revolving Loan and also that:

         (a) the Borrower shall have delivered to the Program Manager, at least two Business Days prior to such Funding Date, in form and substance satisfactory to the Program Manager a completed Borrower's Certificate, together with a completed Borrowing Base Certificate and such additional information as may reasonably be requested by the Program Manager or the Master Servicer;

         (b) on such Funding Date the following statements shall be true and correct (and acceptance of the proceeds of such Revolving Loan shall be deemed a representation and warranty by the Borrower that such statements are then true and correct):

                           (i) the representations and warranties contained in Exhibits III and VII are true and correct in all material respects on and as of the date of such Revolving Loan as though made on and as of such date (except any representations or warranty that expressly indicates that it is being made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), and

                           (ii) no event has occurred and is continuing, or would result from such Revolving Loan or any actions connected therewith, that constitutes a Default or an Event of Default; and

         (c) the Program Manager shall have received such other approvals, opinions or documents as it may reasonably request.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows:

         (a) The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

         (b) The execution, delivery and performance by the Borrower of the Agreement and the other documents to be delivered by it thereunder, (i) are within the Borrower's powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (1) the Borrower's operating agreement or certificate of formation, (2) any law, rule or regulation applicable to the Borrower, (3) any contractual restriction binding on or affecting the Borrower or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or its Property, and
(iv) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than the security interest created by the Agreement. The Agreement has been duly executed and delivered by the Borrower. The Borrower has previously furnished to the Lender a correct and complete copy of the Borrower's certificate of formation and operating agreement including all amendments thereto.

         (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by the Borrower of the Agreement or any other document to be delivered thereunder.

         (d) The Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

         (e) The Borrower has all power and authority, and has all permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Insurers, Governmental Entities, accreditation agencies and any other Person necessary or required for the Borrower (i) to own the assets (including Receivables) that it now owns, (ii) to carry on its business as now conducted, (iii) to execute, deliver and perform the Agreement and the other Documents to which it is a party, and (iv) to receive payments from the Obligors in the manner contemplated in the Agreement and the RPTA, except, in each case, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

         (f) Except as disclosed on Schedule III, no Provider has been notified by any Insurer, Governmental Entity or instrumentality, accreditation agency or any other person, during the immediately preceding 24 Month period, that such party has rescinded or not renewed, or is

                                      III-1
reasonably   likely  to  rescind  or  not  renew,  any  such  permit,   license,
accreditation, certification, authorization, approval, consent or agreement granted by it to such Provider or to which it and such Provider are parties.

         (g) As of the Initial Funding Date, all conditions precedent set forth in Exhibit II have been fulfilled or waived in writing by the Program Manager, and as of each Funding Date, the conditions precedent set forth in paragraph 2 of such Exhibit II shall have been fulfilled or waived in writing by the Lender.

         (h) The opening balance sheet of the Borrower, copies of which have been furnished to the Program Manager, fairly present the financial condition of the Borrower as of the date thereof all in accordance with GAAP.

         (i) The RPTA is in full force and effect and no Event of Termination or Group-Wide Event of Termination (without regard to waivers granted or sought) is continuing thereunder.

         (j) There is no pending or, to the Borrower's knowledge, any threatened action or proceeding or injunction, writ or restraining order affecting the Borrower or any Provider before any court, Governmental Entity or arbitrator which would reasonably be expected to result in a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of the Agreement, the RPTA or any other Document, and neither the Borrower nor any Provider is currently the subject of, or has any present intention of commencing, an insolvency proceeding or petition in bankruptcy.

         (k) The Borrower is the legal and beneficial owner of the Collateral free and clear of any Lien. No effective financing statement or other instrument similar in effect covering any item of Collateral is on file in any recording office, except those being terminated on or before the Initial Funding Date and those filed in favor of the Borrower relating to the purchase of the Receivables under the RPTA and those in favor of the Collateral Agent relating to the Agreement, and no competing notice or notice inconsistent with the transactions contemplated in the Agreement has been sent to any Obligor.

         (l) All Receivable Information, information provided in the application for the program effectuated by the Agreement, and each other Document, report and Transmission provided by the Borrower to the Lender Group is or shall be accurate in all material respects as of its date and as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         (m) The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Collateral are located at the address referred to on the signature page of the Agreement or in a Written Notice pursuant to clause (b) of Exhibit IV and there have been no other such locations for the four immediately prior Months.

                                      III-2

         (n) The provisions of the Agreement create legal and valid Liens in all of the Collateral in favor of the Collateral Agent, for the benefit of the Lenders, and when all proper filings and other actions necessary to perfect such Liens have been completed, will constitute a perfected and continuing Lien on all of the Collateral, having priority over all other Liens on such Collateral, enforceable against the Borrower and all third parties.

         (o) The Borrower has not changed its principal place of business or chief executive office in the last five years.

         (p) The exact name of the Borrower is as set forth on the signature page of the Agreement, and except as notified in writing to the Program Manager, the Borrower has not changed its name in the last 12 Months, and, except as notified in writing to the Program Manager, the Borrower did not use, nor does the Borrower now use, any fictitious or trade name.

         (q) With respect to the Borrower, any Providers or the Primary Servicer, since the Funding Date prior to the making of this representation, there has occurred no event which has or is reasonably likely to result in a Material Adverse Effect.

         (r) Neither the Borrower nor any Provider is in violation under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over the Borrower or such Provider which has or is reasonably likely to result in a Material Adverse Effect.

         (s) The Borrower has filed on a timely basis, including applicable extensions, all tax returns (federal, state and local) required to be filed and has paid, or made adequate provision for payment of, all taxes, assessments and other governmental charges due from the Borrower. No tax Lien has been filed and is now effective against the Borrower or any of its Properties except any Lien in respect of taxes and other charges not yet due or contested in good faith by appropriate proceedings. To the Borrower's knowledge, there is no pending investigations of the Borrower by any taxing authority nor any pending but unassessed tax liability of the Borrower. The Borrower does not have any obligation under any tax sharing agreement.

         (t) The Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Borrower has not incurred debts or liabilities beyond its ability to pay nor does it intend to incur such debts or liabilities; the Borrower will, after giving effect to the transaction contemplated by this Agreement, have an adequate amount of capital to conduct its business in the foreseeable future; the transactions contemplated under the Documents are made in good faith and without intent to hinder, delay or defraud present or future creditors.

         (u) The Providers maintain only the Government Lockboxes, the Government Accounts and the Provider Accounts as described on Schedule IV to the Agreement, for Receivables the Obligor of which is a Governmental Entity (except those lockboxes and lockbox accounts terminated or being terminated prior to or on the Initial Funding Date); the Providers do not maintain any lockboxes and the Local Borrower Accounts are the only lockbox accounts maintained for Receivables, the Obligors of which are non-Governmental Entities; and no direction is in effect

                                      III-3
directing Obligors to remit payments on Receivables other than to the applicable Provider, Borrower Lockbox Account, Government Lockbox or Provider Account, each as described on Schedule IV.

         (v) The Borrower has no pension plans or profit sharing plans.

         (w) Except as disclosed on Schedule III hereto, there are no pending civil or criminal investigations by any Governmental Entity involving the Borrower, any Provider or any of their respective officers or directors and none of the Borrower, any Provider or any of their respective officers or directors has been involved in, or the subject of, any civil or criminal investigation by any Governmental Entity that would reasonably be expected to result in a Material Adverse Effect.

         (x)  The  sole   business  of  the  Borrower  is  as  provided  in  its
organizational documents.

         (y) The assets of the Borrower are free and clear of any Liens in favor of the Internal Revenue Service, any Employee Benefit Plan, any Multiemployer Plan or the PBGC other than inchoate tax Liens resulting from an assessment of a Provider or the Borrower.

         (z) None of the Eligible Receivables constitutes or has constituted an obligation of any Person which is an Affiliate of the Borrower.

         (aa) The Obligor of each Eligible Receivable has not been the Obligor of any Defaulted Receivables in the past 12 Months (other than, for the purpose of this clause, as a result of good faith disputes).

         (bb)  No  transaction   contemplated   under  this  Agreement  requires
compliance with any bulk sales act or similar law.

         (cc) The Borrower has no Debt except hereunder and under the RPTA.

                                      III-4

                                   EXHIBIT IV

                                    COVENANTS

Until the payment in full of all Lender Debt and the termination of the Revolving Commitment hereunder:

         (a) Compliance with Laws, etc. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its limited liability company existence, rights, franchises, qualifications, and privileges.

         (b) Offices, Records and Books of Account. The Borrower will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Collateral at the address of the Borrower set forth under its name on the signature page to the Agreement or, upon 30 days' prior Written Notice to the Program Manager, at any other locations in jurisdictions where all actions reasonably requested by the Lender or otherwise necessary to protect and perfect the Collateral Agent's interest in the Collateral have been taken and completed. The Borrower shall keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any computer files, to indicate that the Receivables have been assigned as security to the Collateral Agent, for the benefit of the Lenders. The Borrower shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable) and for providing the Receivable Information.

         (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Borrower will, at its expense, timely and fully perform and comply (and will cause the Primary Servicer, the Providers or their designees to fully perform and comply) with all material provisions, covenants and other promises required to be observed by it under the contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related contract, and the Borrower shall maintain, at its expense, in full operation each of the bank accounts and lockboxes required to be maintained under the Agreement. The Borrower shall do nothing, nor suffer or permit any other Person, to impede or interfere with the collection by the Program Manager or the Master Servicer on behalf of the Lenders, of the Receivables.

         (d) Notice of Breach of Representations and Warranties. The Borrower shall promptly (and in no event later than five Business Days following actual knowledge thereof) inform the Program Manager and the Master Servicer of any breach of covenants or representations and warranties hereunder and under the RPTA, including, without limitation, upon discovery of a breach of the Eligibility Criteria set forth in Exhibit VI hereof and thereof.

         (e) Debt, Sales, Liens, etc. The Borrower will not incur or assume any Debt or issue any securities except under or as contemplated by this Agreement. The Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens upon or with respect to, the Borrower's Properties, or upon or with respect to any account to which any Collections are sent, or assign any right to receive income in respect thereof except (i) those Liens in favor of Collateral Agent, for the benefit of the Lenders or any assignee of any Lender relating to the Agreement, and (ii) those assignments of Denied Receivables upon receipt by the Borrower of the respective Repurchase Prices (as defined in the RPTA).

         (f) Extension or Amendment of Receivables. The Borrower shall not amend, waive or agree, or otherwise suffer or permit any Provider to amend, waive or agree, to any deviation from the terms or conditions of any Receivable owned by the Borrower in a manner inconsistent with the Credit and Collection Policy.

         (g) Change in Credit and Collection Policy; Change in Business. The Borrower will not make any material change in the Credit and Collection Policy without the prior written consent of the Program Manager; provided, however, that during the continuance of an Event of Default, it will not make any change in the Credit and Collection Policy. The Borrower will not make any change in the character of its business that is reasonably likely to result in a Material Adverse Effect.

         (h) Audits and Visits. The Borrower will, from time to time during regular business hours as requested by the Program Manager, permit the Lender upon reasonable notice, without interfering with the Borrower's or the Providers' businesses or operations and subject to compliance with applicable law in the case of review of patient/customer information, or its agents or representatives (including the Master Servicer), (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower relating to Receivables including, without limitation, the related contracts, and (ii) to visit the offices and properties of the Borrower for the purpose of examining and auditing such materials described in clause (i) above, and to discuss matters relating to Receivables or the Borrower's performance hereunder or under the contracts with any of the officers or employees of the Borrower having knowledge of such matters. The Borrower shall, at any time and from time to time during regular business hours as requested by the Master Servicer, permit the Master Servicer to have at least one of its agents or representatives physically present in the Borrower's administrative office, upon reasonable notice, to assist the Borrower in the collection of Receivables; provided, however, that no notice shall be required upon the occurrence and during the continuance of an Event of Default.

         (i) Change in Payment Instructions. The Borrower will not terminate the Primary Provider Account, the Borrower Lockbox Account, any Government Lockbox Account or any Government Lockbox or make any change or replacement in the instructions contained in any invoice, Notice or otherwise, or regarding payments with respect to the Receivables to be made to the Borrower, the Lenders or the Master Servicer, except upon the prior and express direction of the Program Manager.

         (j) Reporting Requirements. The Borrower will provide to the Program Manager (in multiple copies, if requested by the Program Manager) the following:

                           (i) on or prior to the 15th of each Month, a copy of the "Monthly Report" delivered by the Primary Servicer to the Borrower pursuant to Section 1.03 of the RPTA, together with a Borrowing Base Certificate, which shall be a revised Borrowing Base Certificate based on reconciliations and adjustments reflected in such Monthly Report if a Borrowing Base Certificate was delivered with respect to a Funding Date occurring after delivery of the prior "Monthly Report", in each case, certified by the chief financial officer of the Borrower and the Primary Servicer;

                           (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, balance sheets of the Borrower as of the end of such quarter and statements of income, cash flows and retained earnings of the Borrower for the period commencing at the beginning of the current fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Borrower, and accompanied by a certificate of an authorized officer of the Borrower stating that, as of such date, (i) no Event of Default exists and is continuing, (ii) all representations and warranties are true and correct in all material respects (except any representation or warranty that expressly indicates that it is being made as of a specific date, in which case such representation or warranty shall be true and correct on and as of such date) and (iii) the conditions precedent set forth in paragraph 2 of Exhibit II have been fulfilled or waived in writing by the Program Manager, and detailing its compliance for such fiscal period with the financial covenants contained in this Agreement;

                           (iii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, balance sheets as of, and statements of income for, such fiscal year, and accompanied by a certificate of an authorized officer of the Borrower stating that, as of such date, (i) no Event of Default exists and is continuing, (ii) all representations and warranties are true and correct in all material respects (except any representation or warranty that expressly indicates that it is being made as of a specific date, in which case such representation or warranty shall be true and correct on and as of such date) and (iii) the conditions precedent set forth in paragraph 2 of Exhibit II have been fulfilled or waived in writing by the Program Manager, and detailing its compliance for such fiscal period with the financial covenants contained in this Agreement;

                           (iv) promptly and in any event within five Business Days after the occurrence of each Default or Event of Default, a statement of the chief financial officer of the Borrower setting forth details of such Default or Event of Default, and the action that the Borrower has taken and proposes to take with respect thereto;

                           (v) at least ten Business Days prior to any change in the Borrower's name, a notice setting forth the new name and the proposed effective date thereof;

                           (vi)  promptly  (and  in no  event  later  than  five
         Business Days following actual knowledge or receipt thereof), Written Notice in reasonable detail, of (w) any Lien asserted or claim made against a Receivable, (x) the occurrence of an Event of Default, including the occurrence of any other event which could have a material adverse effect on the value of a Receivable, (y) any notice of any investigations or similar audits of any Provider being conducted by any federal, state or county Governmental Entity or its agents or designees or (z) the results of any cost report filed and reviewed by any Governmental Entity or its fiscal intermediary or settled, and investigations or similar audits of any Provider being conducted by any federal, state or county Governmental Entity or its agents or designees;

                           (vii) no later than five Business Days after the commencement thereof, Written Notice of all actions, suits, and proceedings before any Governmental Entity or arbitrator affecting the Borrower which, if determined adversely to the Borrower, could result in a Material Adverse Effect;

                           (viii) as soon as possible and in any event within five Business Days after becoming aware of the occurrence thereof, Written Notice of any matter that would reasonably be expected to result in a Material Adverse Effect;

                           (ix) within 90 days after the end of each fiscal year of the Borrower, a certificate of independent certified public accountants stating that to their knowledge no Group-Wide Event of Termination has occurred and exists as of the end of such fiscal year, or if in their opinion such a Group-Wide Event of Termination has occurred and is continuing, a statement as to the nature thereof; and

                           (x) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Borrower as the Program Manager or any Lender may from time to time reasonably request.

         (k) Notice of Proceedings; Overpayments. The Borrower shall promptly notify the Master Servicer (and modify the next Borrowing Base Certificate to be delivered hereunder) in the event of any action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim that is or may be asserted by an Obligor with respect to any Receivable. The Borrower shall make, or cause to be made, all payments to the Obligors necessary to prevent the Obligors from offsetting any earlier overpayment to the Borrower or any Provider against any amounts the Obligors owe on any Receivables.

         (l) Officer's Certificate. On the dates the financial statements referred to in clause (j) above are to be delivered after the Initial Funding Date, the chief financial officer of the Borrower shall deliver a certificate to the Program Manager, stating that, as of such date, (i) all representations and warranties are true and correct, (ii) the conditions precedent set forth in paragraph 2 of Exhibit II have been fulfilled or waived in writing by the Program Manager, and (iii) no Event of Default exists and is continuing.

         (m) Further Instruments, Continuation Statements. The Borrower shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that the Program Manager or the Collateral Agent may reasonably request, from time to time, in order to perfect, protect or more fully evidence the Collateral Agent's security interest in the Collateral, or to enable the Collateral Agent or the Program Manager to exercise or enforce the rights of the Collateral Agent, for the benefit of the Lender, hereunder or in the Collateral. Without limiting the generality of the foregoing, the Borrower will upon the request of the Program Manager execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of the Program Manager, necessary or appropriate. The Borrower hereby authorizes the Program Manager to file one or more financing or continuation statements and amendments thereto and assignments thereof, relative to all or any of the Collateral now existing or hereafter arising without the signature of the Borrower where permitted by law. If the Borrower fails to perform any of its agreements or obligations under the Agreement, the Program Manager may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Program Manager incurred in connection therewith shall be payable by the Borrower.

         (n) Merger, Consolidation. The Borrower shall not merge with or into, consolidate with or into, or enter into any agreement to merge or consolidate with or into, another Person, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired).

         (o) No "Instruments". The Borrower shall not take any action which would allow, result in or cause any Eligible Receivable to be evidenced by an "instrument" within the meaning of the UCC of the applicable jurisdiction.

         (p) Preservation of Company Existence. The Borrower shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would result in a Material Adverse Effect.

         (q) Provider Documents. The Borrower will, at its sole expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Provider Documents, maintain the Provider Documents in full force and effect, enforce each Provider Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Program Manager, and make to any party to the Provider Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder and as may be from time to time reasonably requested by the Program Manager. The Borrower shall not permit any waiver, modification or amendment of any Provider Document.

         (r) New Providers. The Borrower shall not cause or suffer or permit any other Person to become a "Provider" under the RPTA without the prior written consent of the Program Manager.

         (s) Master Servicer Certificate. On or before the 30th calendar day after the Initial Funding Date, the Program Manager shall receive a certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers contemplated hereunder, are fully operational to the reasonable satisfaction of the Master Servicer.

                                SPECIAL COVENANTS
                               ENTITY SEPARATENESS

         Until the payment in full of all Lender Debt and the termination of the Total Revolving Commitment hereunder:

                  (i) The Borrower will at all times maintain at least one independent manager who is (x) not a current or former officer, director, manager or employee of an Affiliate of the Borrower or any Other Entity and who is not a current or former officer or employee of the Borrower and (y) not a stockholder or the holder of any other equity interests of any Other Entity or any of their respective Affiliates.

                  (ii) The Borrower will not direct or participate in the management of any of the Other Entities' operations.

                  (iii) The Borrower will at all times be adequately capitalized in light of its contemplated business.

                  (iv) The Borrower will at all times provide for its own operating expenses and liabilities from its own funds.

                  (v) Subject to consolidation with the Providers for accounting and tax purposes, the Borrower will maintain its assets and transactions separately from those of the Other Entities and reflect such assets and transactions in financial statements separate and distinct from those of the Other Entities and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Entities. The Borrower will not hold itself out as being liable, primarily or secondarily, for any obligations of the Other Entities.

                  (vi) The Borrower will not maintain any joint account with any Provider or any Other Entity, or be a party, whether as a co-obligor or otherwise, to any agreement to which any Other Entity is a party (other than any Provider Document) or become liable as a guarantor or otherwise with respect to any indebtedness or contractual obligation of any Other Entity.

                  (vii) Other than as contemplated under this Agreement or under any other Document and the payment of dividends or distributions to its members, the Borrower will not make any payment or distribution of assets with respect to any obligation of any Other Entity or grant a Lien on any of its assets to secure any obligation of any Other Entity.

                  (viii) The Borrower will not make any loans, advances or otherwise extend credit to any of the Other Entities; provided, that the Borrower may issue dividends or distributions to each of its members to the extent otherwise permitted under this Agreement and under applicable law.

                  (ix) The Borrower will hold regular duly noticed meetings of its members and make and retain minutes of such meetings.

                  (x) The Borrower will comply in full with the procedures set forth in the Documents with respect to the assignment of all assets from any of the Other Entities.

                  (xi) The Borrower will not engage in any transaction with any of the Other Entities or any of their respective subsidiaries, except as permitted or contemplated by the Agreement and as contemplated by the Documents.

                  (xii) The Borrower will not enter into any transaction with any Affiliate or third party except (a)(x) as permitted or contemplated by this Agreement or the Documents, or (y) investments of cash and cash equivalents with third parties and (b) on terms and conditions which reasonably approximate an arm's length transaction between unaffiliated parties.

                  (xiii) The Borrower will not amend, modify or supplement its organizational documents.

                  (xiv)  The  Borrower  will  not  have  any   subsidiaries  nor
ownership interest in any other entities.

                                    EXHIBIT V

                                EVENTS OF DEFAULT

         Each of the following shall be an "Event of Default":

         (a) The Borrower shall default in the due and punctual payment of the principal of any Revolving Loan when and as the same shall become due and payable (except that the Borrower shall have up five Business Days to cure such a default with respect to a Borrowing Base Deficiency) whether pursuant to
Article II of this Agreement, at maturity, by acceleration or otherwise.

         (b) The Borrower shall default in the due and punctual payment of any installment of interest on any Revolving Loan or any other Lender Debt, including, without limitation, any fee or expense owing to the Program Manager or any Lender pursuant to any of the Documents, when and as such amount of interest, fee or expense shall become due and payable and such default shall continue unremedied for three Business Days.

         (c) Any material provision of any Document is no longer in full force and effect or there shall be continuing a default in the performance or observance of any covenant, agreement or provision (other than as described in clause (a) or (b) above) contained in this Agreement or any other Document or in any instrument or document evidencing or creating any obligation, guaranty or Lien directly or indirectly in favor of the Collateral Agent, for the benefit of the Lenders, in connection with or pursuant to this Agreement or any Lender Debt, and, except in the case of the agreements and covenants contained in any Document as to each of which no notice or grace period shall apply, such default continues for a period of 30 days (or, in the case where agreements and covenants contained in any Document provide for a grace period that is less than 30 days, continuance of a default for such shorter period) after the earlier of
(i) there has been given Written Notice of such default to either of the Borrower or the Primary Servicer on behalf of any Provider by the Program Manager or (ii) discovery thereof by the Borrower; or if this Agreement or any other Document or any such other instrument or document shall terminate, be terminated or become void or unenforceable for any reason whatsoever without the written consent of the Program Manager.

         (d) A Group-Wide Event of Termination shall have occurred under the RPTA (without regard to waivers granted or sought).

         (e) A Revocation Order (as defined in the Depositary Agreement) shall have been sent or any change or replacement shall have been made in the Standing Revocable Instruction (as defined in the Depositary Agreement).

         (f) Any representation or warranty made or deemed made by the Borrower (other than with respect to the eligibility of Receivables as Eligible Receivables hereunder) under or in connection with the Agreement or any other Document or any information or report delivered by the Borrower (other than with respect to the Providers) pursuant to the Agreement or any other

Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

         (g) The Borrower shall incur any Debt other than under this Agreement or the RPTA.

         (h) This Agreement shall for any reason (other than pursuant to the terms hereof) fail or cease to create, or the security interest created by this Agreement fails or ceases to be, a valid and perfected first priority security interest in the Collateral free and clear of all Liens (other than Liens referred to in clauses (i) and (ii) of paragraph (e) of Exhibit IV).

         (i) The Borrower or any Provider shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Provider seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or the Borrower or any Provider shall take any action to authorize any of the actions set forth above in this paragraph (i).

         (j) As of any date of determination, any Provider is found to have been overpaid by Governmental Entities by an amount equal to 10% of the Expected Net Value of all Eligible Receivables or more during any period covered by an audit conducted by CMS or any state authority and such overpayment is not repaid within 30 days of the earlier of receipt of a notice by, or the knowledge of, such Provider of a notice of such overpayment or reserved for in a manner reasonably acceptable to the Program Manager.

         (k) There shall have occurred any Material Adverse Effect since December 31, 2001.

         (l) The Borrower (x) shall have entered into any transaction or agreement and not provided prompt Written Notice thereof to the Program Manager, or (y) shall have consummated, any transaction or agreement intended to result in (i) the merger or consolidation of the Borrower, (ii) the acquisition of all or a substantial portion of the assets of any Person, (iii) the transfer, sale, assignment, lease or other disposition of all or a substantial portion of the Borrower's assets or Properties, (iv) a change in the general nature of the Borrower's business, (v) the sale of a controlling interest, directly or indirectly, in the Borrower, or (vi) a Change of Control with respect to Five Star.

         (m) The Loss-to-Liquidation Ratio at end of any Month exceeds 5%.

         (n) The Delinquency Ratio at the end of any Month exceeds 7%.

         (o) The arithmetic average of the Delinquency Ratios for any three consecutive Months exceeds 4.5%.

         (p) Judgments or orders for payment of money (other than judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $100,000 in the aggregate against the Borrower remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more.

         (q) Any governmental authority (including, without limitation, the Internal Revenue Service or the PBGC) files a notice of a Lien against (i) any of the Receivables or (ii) assets other than the Receivables involving an aggregate amount in excess of $100,000 which remains unpaid or discharged for a period of 30 days or more.

         (r) The Borrower shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $100,000 against any of its Properties.

         (s) The Borrower does not pay or discharge at or before maturity or before becoming delinquent all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, except any taxes, levies, assessments or charges contested in good faith by appropriate proceedings.

         (t) The Borrower sells, leases, assigns, transfers, or otherwise disposes of any of its Receivables, except as permitted or contemplated under the Agreement.

         (u) The Borrower declares or makes any Distribution, unless both prior and subsequent to the effectiveness of such proposed Distribution, (i) no Event of Default is continuing, (ii) such Distribution is in full compliance with applicable law, including the law of the State of Delaware as in effect at such time, and (iii) the Borrower and the recipient of such Distribution have taken all necessary and appropriate action to effectuate such Distribution.

         (v) The Borrower engages in any business other than solely the business of directly or indirectly purchasing Receivables from the Providers and in financing such Receivables with the Lenders hereunder and the other transactions permitted or contemplated hereby.

         (w) The Borrower shall at any time fail to maintain a Tangible Net Worth of at least 120% of the Borrowing Limit.

         (x) As of any date after the Initial Funding Date, more than 8% of all outstanding Eligible Receivables are aged more than 120 days but less than 180 days from the respective Last Service Dates of such Eligible Receivables.

                                   EXHIBIT VI

                              ELIGIBILITY CRITERIA

         The following shall constitute the eligibility criteria for acceptance of Receivables for financing and inclusion in the Borrowing Base under the Agreement (the "Eligibility Criteria"):

         (a) The information provided by the Borrower with respect to each such Receivable is complete and correct and all documents, attestations and agreements relating thereto that have been delivered to the Program Manager are true and correct in all material respects. Except with respect to Unbilled Receivables, the related Provider has billed the applicable Obligor and has delivered to such Obligor all requested supporting claim documents with respect to such Receivable and no amounts with respect to such Receivable have been paid as of the date and time of the inclusion of such Receivable in the Borrowing Base. Each Provider has, or has the right to use, valid provider identification numbers and licenses to generate valid Receivables. Except with respect to Unbilled Receivables, all information set forth in the bill and supporting claim documents with respect to such Receivable is true, complete and correct; if additional information is requested by the Obligor, the Borrower (or the related Provider) has or will promptly provide the same, and if any error has been made with respect to such information, the Borrower (or the related Provider) will promptly correct the same and, if necessary, rebill such Receivable.

         (b) The related Provider's Medicare and Medicaid cost reports, if any, with respect to such Receivable for all cost reporting periods ending on or before the date of the last audited cost report have been examined and audited by (i), as to Medicaid, the applicable state agency or other CMS-designated agents or agents of such state agency, charged with such responsibility or (ii), as to Medicare, the Medicare intermediary or other CMS-designated agents charged with such responsibility; and there is no basis for any Governmental Entity to assert an offset against such Provider.

         (c) Each such Receivable (i) is payable, in an amount not less than its Expected Net Value, by the Obligor identified by the related Provider as being obligated to do so, (ii) is based on an actual and bona fide rendition of services or sale of goods to the patient by the related Provider in the ordinary course of business, (iii) is denominated and payable only in U.S. dollars in the United States, (iv) is an account or general intangible within the meaning of the UCC of the state in which the related Provider is incorporated, or is a right to payment under a policy of insurance or proceeds thereof, and is not evidenced by any instrument or chattel paper, and (v) shall be subject to a patient consent form as described in Exhibit II, Section 1(h) approved by the Program Manager and executed by the applicable patient. There is no payor other than the Obligor identified by the Borrower as the payor primarily liable on such Receivable.

         (d) Each such Receivable (i) is not the subject of any action, suit, proceeding or dispute (pending or threatened), setoff, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Obligor thereof (except for statutory rights of Governmental Entities that are not pending or threatened), (ii) is not past, or within 60 days of, the statutory limit for collection applicable to the Obligor thereof or is not aged more than 180 days from its Last Service Date, and (iii) except with respect to Unbilled Receivables, was not billed to the Obligor thereof on a date more than 45 days after the Last Service Date.

         (e) Each such Receivable is not due from any Governmental Entity based on any cost report settlement or expected settlement.

         (f) Neither the Borrower nor the related Provider has any guaranty of, letter of credit providing credit support for, or collateral security for, such Receivable, other than any such guaranty, letter of credit or collateral security as has been assigned to the Collateral Agent, for the benefit of the Lenders, and any such guaranty, letter of credit or collateral security is not subject to any Lien in favor of any other Person.

         (g) The goods and services provided and reflected by such Receivable were medically necessary for the customer or patient, and the customer or patient has received such goods and services.

         (h) The fees charged for the goods and services constituting the basis for such Receivable are consistent with the usual, customary and reasonable fees charged by other similar medical providers for the same or similar goods in the related Provider's community and in the community in which the patient resides.

         (i) The Obligor with respect to each such Receivable is (i) not currently the subject of any bankruptcy, insolvency or receivership proceeding, nor is it unable to make payments on its obligations when due, (ii) located in the United States of America, (iii) not a subsidiary, parent or other Person that is an Affiliate of any Provider, (iv) not the Obligor of any Receivables that was a Defaulted Receivable in the past 12 Months and (v) a Governmental Entity.

         (j) The financing of such Receivable hereunder is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of the Borrower.

         (k) The insurance policy, contract or other instrument obligating a Governmental Entity to make payment with respect to such Receivable (i) has been duly authorized and, together with the applicable Receivable, constitutes the legal, valid and binding obligation of the Governmental Entity in accordance with its terms, (ii) together with the applicable Receivable, does not contravene in any material respect any requirement of law applicable thereto, and (iii) was in full force and effect and applicable to the customer or patient at the time the goods or services constituting the basis for such Receivable were sold or performed.

         (l) No consents by any third party to the sale of such Receivable are required other than consents previously obtained in writing by the Borrower, a copy of each such consent having been provided to the Program Manager.

         (m) The inclusion of such Receivable in the Borrowing Base would not increase the fraction expressed as a percentage where (i) the numerator is the sum of the then outstanding principal amount of Eligible Receivables for any obligor (or group of obligors) listed below included in the Borrowing Base, and (ii) the denominator is the Borrowing Base for all Eligible Receivables, above the corresponding maximum percentage listed below:


                                                     Maximum
Obligor                                             Percentage
-------                                             ----------
Medicare                                                50%
Medicaid from any single state                          30%

         (n) Unless specifically verified and accepted by the Master Servicer or Program Manager, no single Eligible Receivable has an Expected Net Value greater than $15,000.

         (o) No prior sale or assignment of security interest which is still in effect on the applicable Funding Date has been made with respect to or granted in any such Receivable.

         (p) Such Receivable does not constitute or relate to a worker's compensation or personal injury claim.

         (q) An Event of Termination shall not have occurred and be continuing with respect to the related Provider.

                                   SCHEDULE I


                              ADDRESSES FOR NOTICE






If to the Master Servicer:

                         Healthcare Finance Group, Inc.
                         110 Wall Street, 2nd Floor
                         New York, New York 10005
                         Attention:  David Hyams, Chief Credit Officer
                         Tel: (212) 785-9212
                         Fax: (212) 785-9211

                         OMITTED EXHIBITS AND SCHEDULES

The following Exhibits and Schedules to the Loan and Security Agreement have been omitted:

Exhibit Number                Exhibit Title
--------------                -------------

VII-A                         Form of Borrowing Base Certificate

VII-B                         Form of Borrower's Certificate

VIII                          Form of Depository Agreement

IX-A                          Form of Opinion of Counsel with Respect to
                              Certain Corporate and UCC Matters

IX-B Form of Opinion of Counsel with Respect to "True Sale" and Substantive Consolidation

X                             Form of Assignment of Contracts

XI                            Form of Governmental Depositary Agreement


Schedule Number               Schedule Title
---------------               --------------

Schedule II                   Credit and Collection Policy

Schedule III                  Disclosures

Schedule IV                   Lockbox Information

Schedule V                    Net Value Factors



The Registrant agrees to furnish supplementally a copy of the foregoing omitted exhibits and schedules to the Securities and Exchange Commission upon request.